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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Arch Coal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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JOHN W. EAVES Chief Executive Officer

March 18, 2019

Dear fellow stockholder:

        You are cordially invited to attend our annual meeting of stockholders on Thursday, May 2, 2019. We will hold the meeting at 10:00 a.m., Central time, in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

        In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for 2018, which contains detailed information about us and our operating and financial performance.

        If you wish to attend the meeting in person, you will need to obtain an admission ticket in advance. You can request a ticket by following the instructions in the section entitled "How Do I Gain Admission to the Annual Meeting?" on page 1 of the proxy statement. I hope that you will be able to attend the meeting, but I know that not every stockholder will be able to do so. Whether or not you plan to attend, I encourage you to vote your shares. You may vote by telephone or via the Internet, or complete, sign and return the enclosed proxy card. The prompt execution of your proxy will be greatly appreciated.

        Thank you for your continued support of Arch Coal. We look forward to seeing you at the annual meeting.

Sincerely,
/s/ JOHN W. EAVES JOHN W. EAVES Chief Executive Officer

ARCH COAL, INC.
1 CityPlace Drive, Suite 300                    St. Louis, Missouri 63141                    t: (314) 994-2700

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

March 18, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2019

        The annual meeting of stockholders (the "Annual Meeting") of Arch Coal, Inc., a Delaware corporation (the "Company"), will be held in the lower level auditorium at the Company's headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141 on Thursday, May 2, 2019 at 10:00 a.m., Central time, to:

    (1)
    Elect the eight nominees for director named in the attached proxy statement;

    (2)
    Vote on an advisory resolution to approve the Company's named executive officer compensation;

    (3)
    Ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2019; and

    (4)
    Consider any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        March 7, 2019 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. If you own shares of common stock as of March 7, 2019, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card. If you wish to attend the Annual Meeting, you must request an admission ticket in advance by following the instructions set forth in the section entitled "How Do I Gain Admission to the Annual Meeting?" on page 1 of the proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet. If you received a proxy card by mail, you may complete, date and sign the proxy card and return it in the enclosed envelope.

By Order of the Board of Directors

/s/ ROBERT G. JONES ROBERT G. JONES Senior Vice President — Law, General Counsel and Secretary

PROXY STATEMENT

i

PROXY HIGHLIGHTS

        This summary highlights information contained in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

  •
  Time and date:  10:00 a.m., Central time, May 2, 2019.

  •
  Place:  Lower level auditorium at the Company's headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

  •
  Record Date:  March 7, 2019.

  •
  Voting:  Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

  •
  Notice of Annual Meeting:  The notice of Annual Meeting, this Proxy Statement, the form of proxy and the Company's 2018 annual report were first mailed or made available to stockholders on or about March 18, 2019.

  •
  Admission Policy:  If you wish to attend the Annual Meeting, you must request an admission ticket by following the instructions set forth in the section entitled "How Do I Gain Admission to the Annual Meeting?" on page 1 of the proxy statement.

Voting Items (With Board Recommendations in Parentheses)

  •
  Election of eight directors named in this proxy statement for a term of one year or until their successors are duly elected and qualified. (FOR EACH NOMINEE)

  •
  Advisory resolution to approve named executive officer compensation. (FOR)

  •
  Ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2019. (FOR)

Board Nominees

        The following eight directors have been nominated to stand for election at the Annual Meeting, with each serving a one-year term expiring at the 2020 annual meeting of stockholders: Patrick J. Bartels, Jr., James N. Chapman, John W. Eaves, Sherman K. Edmiston III, Robert B. Hamill, Holly Keller Koeppel, Patrick A. Kriegshauser and Richard A. Navarre. All such directors were appointed to the Board of Directors upon the Company's emergence from Chapter 11 in October 2016 and were subsequently re-elected as directors at the 2017 and 2018 annual meetings of stockholders, except for Mr. Hamill and Ms. Koeppel who were elected by the Board to serve as directors in February 2019. Scott D. Vogel, who has served as a director since the Company's emergence from Chapter 11, was not nominated to stand for election at the Annual Meeting, and Mr. Vogel's term will end at the conclusion of the Annual Meeting.

Key Elements of the Company's Compensation Program

  •
  Pay for Performance — A significant portion of compensation for each of our named executive officers is tied to key performance-based metrics.

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  Mix of Short-Term and Long-Term Incentives — Our incentive program has an appropriate mix of annual and long-term incentives.

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  Stock Ownership Guidelines — We have stock ownership guidelines in place for our executive officers and directors.

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  Clawback Policy — We have a clawback policy that applies to performance-based compensation granted to executive officers of the Company.

  •
  Anti-Hedging and Anti-Pledging Policy — We have a policy prohibiting executive officers and directors from engaging in any action designed to hedge or offset any change in the value of the Company's stock and from pledging any Company security.

  •
  No Repricing of Stock Options — Repricing of stock options without stockholder approval is expressly prohibited under the Company's equity plan.

Corporate Governance Highlights

Board Composition —

  •
  Mr. James N. Chapman serves as the non-executive chairman of the Board.

  •
  All of the Company's directors are independent, except for Mr. John W. Eaves, the Company's chief executive officer.

  •
  All of the Company's directors stand for election on an annual basis.

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  The average age of the directors is 56, and the average length of tenure is three years.

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  The Board annually assesses its performance through Board and committee self-evaluations.

  •
  The Nominating and Corporate Governance Committee leads the full Board in considering Board competencies.

Risk Oversight —

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  The Board is responsible for risk oversight, and its standing committees have particular oversight of key risks.

  •
  The Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Safety and Environmental Responsibility —

  •
  Safety and environmental stewardship are core values of the Company.

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  A significant portion of the Company's executive at-risk compensation is tied to safety and environmental matters.

Stockholder Engagement Program —

  •
  The Company regularly reaches out to stockholders to get feedback on matters such as executive compensation and corporate governance and will continue this practice going forward.

v

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and Where Is the 2019 Annual Meeting of Stockholders Being Held?

        The 2019 annual meeting of stockholders (the "Annual Meeting") of Arch Coal, Inc., a Delaware corporation ("Arch" or the "Company"), will be held on Thursday, May 2, 2019. The Annual Meeting will be held at 10:00 a.m., Central time, in the lower level auditorium at the Company's headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

Who May Vote at the Annual Meeting?

        Stockholders of the Company on March 7, 2019, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the record date, the Company had 17,419,096 shares of Common Stock outstanding, consisting of 17,418,839 shares of Class A Common Stock and 257 shares of Class B Common Stock outstanding.

How Do I Gain Admission to the Annual Meeting?

        If you wish to attend the Annual Meeting, you must be a stockholder on the record date, register to attend the Annual Meeting, and request an admission ticket on or before April 25, 2019. Each stockholder planning to attend the Annual Meeting will be asked to present an admission ticket and a valid photo identification, such as a driver's license or passport. You may request an admission ticket by visiting www.proxyvote.com and following the instructions provided or by calling 1-844-318-0137. You will need the Control Number included on your proxy card, voter instruction form, or notice. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

        Requests for admission tickets will be processed in the order in which they are received. Please note that seating is limited and will be on a first-come, first-served basis.

        No cameras, camcorders, videotaping equipment, other recording devices, bags or large packages will be permitted in the Annual Meeting. For safety and security reasons, we may search any handbag, briefcase or other personal items you bring. Photographs and/or video may be taken by Company employees or independent contractors at the Annual Meeting, and those photographs and video images may be used by the Company. By attending the Annual Meeting, you will be agreeing to the Company's use of those images and waive any claim or rights with respect to those images and their use.

What Items Will Be Voted on at the Annual Meeting?

        Stockholders will vote on the following items at the Annual Meeting:

  •
  The election of eight director nominees to the Board of Directors (the "Board") of the Company (Proposal 1);

  •
  An advisory resolution to approve the Company's named executive officer compensation (Proposal 2); and

  •
  The ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2019 (Proposal 3).

What Are the Board's Voting Recommendations?

        The Board recommends you vote your shares:

  •
  "FOR" each of the director nominees to the Board (Proposal 1);

  •
  "FOR" the advisory resolution to approve the Company's named executive officer compensation (Proposal 2); and

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2019 (Proposal 3).

How Do I Vote?

        If you are a registered stockholder, you may vote your shares in advance using any of the following voting alternatives:

        By Internet —  You can vote over the Internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you receive).

        By Phone —  You can vote by phone by calling the toll-free number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you receive).

        By Mail —  If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card.

        Alternatively, you may vote your shares in person at the meeting.

        When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preference, the appointed proxies (John W. Eaves and Robert G. Jones) will vote your shares FOR each of the director nominees to the Board under Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the Internet, is 11:59 p.m., Eastern time, on the day before the Annual Meeting.

        If you are a beneficial owner of shares held in street name, follow the instructions provided by your nominee to vote your shares. In most instances, you will be able to vote by the same methods as indicated above. You must have a legal proxy from the stockholder of record in order to vote the shares in person at the Annual Meeting.

May I Change My Vote?

        You may revoke your proxy and change your vote at any time before the voting deadline for the Annual Meeting. After your initial vote, you may vote again on a later date any time prior to the Annual Meeting via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual

Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

How Many Votes Do I Have?

        You have one vote for each share of the Company's Class A Common Stock and one vote for each share of the Company's Class B Common Stock that you owned at the close of business on the record date. These shares include:

  •
  Shares registered directly in your name with the Company's transfer agent, for which you are considered the "stockholder of record"; and

  •
  Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name."

Is My Vote Confidential?

        Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies when disclosure is required by law to defend a claim against the Company or to assert a claim by the Company and when a stockholder's written comments appear in a proxy or other voting material.

What Are Broker Non-Votes and How Are They Counted?

        A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on "routine" proposals. On "non-routine" proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called "broker non-votes." Proposal No. 3, the ratification of Ernst & Young, LLP as the Company's independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not counted for purposes of determining the number of shares present and entitled to vote on non-routine matters.

What Is the Voting Requirement to Approve Each of the Proposals?

        For Proposal No. 1, the eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve for one-year terms and until their respective successors are duly elected and qualified. Abstentions are not counted for the purpose of the election of directors, and neither abstentions nor broker non-votes will have any effect on the voting results.

        Approval of Proposals No. 2 and No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting. The vote on Proposal No. 2, the approval of the Company's named executive officer compensation, is a non-binding advisory vote only.

        Abstentions and broker non-votes are not treated as votes cast. Accordingly, neither abstentions nor broker non-votes will affect the outcome of the voting on Proposals No. 2 and No. 3.

        If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted FOR each of the eight nominees recommended by the Board in Proposal No. 1, and FOR each of Proposals No. 2 and No. 3. Unless a stockholder checks the box on the proxy card or provides instructions to withhold discretionary voting authority, the appointed proxies may use their discretion to vote on any other matters properly brought before the meeting. As of the date of this proxy statement, the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement.

What "Quorum" Is Required for the Annual Meeting?

        In order to have a valid stockholder vote, a quorum must exist at the Annual Meeting. For the Company, a quorum exists when stockholders holding a majority of the outstanding shares of common stock are present or represented at a meeting. For these purposes, shares that are present or represented by proxy at the Annual Meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What Is Householding?

        As permitted by the Securities and Exchange Commission ("SEC"), the Company may deliver only one copy of this proxy statement and its 2018 annual report to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of these documents. This is known as householding.

        The Company will promptly deliver, upon request, a separate copy of the proxy statement or annual report to any stockholder residing at an address to which only one copy was mailed. Requests for separate copies for the current year or future years, or to receive a single copy in the future for stockholders sharing an address, should be directed to the Secretary, Arch Coal, Inc. One CityPlace Drive., Suite 300, St. Louis, Missouri 63141, or by telephone at (314) 994-2700.

Where Can I Find the Voting Results?

        The Company intends to announce preliminary voting results at the Annual Meeting. The Company will publish the final results in a Current Report on Form 8-K, which the Company expects to file within four business days after the Annual Meeting is held. You can obtain a copy of the Current Report on Form 8-K by logging on to the Company's website at archcoal.com or through the EDGAR system at sec.gov. Information on the Company's website does not constitute part of this proxy statement.

DIRECTORS AND CORPORATE GOVERNANCE PRACTICES

Overview

        Arch is dedicated to being a global leader in the coal industry and to creating long-term value for the Company's stockholders. It is the Company's policy to conduct the Company's business with integrity and an unrelenting passion for providing the best value to the Company's customers. The Company's key corporate governance materials, including our Corporate Governance Guidelines, Code of Business Conduct and Board committee charters, are published under the "Investors" section of the Company's website at archcoal.com. Information on the Company's website does not constitute part of this proxy statement. The Board regularly reviews these materials and modifies them as warranted based upon Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices recommended by recognized governance authorities.

Corporate Governance Guidelines and Code of Business Conduct

  Corporate Governance Guidelines

        The Company's Corporate Governance Guidelines set forth a framework within which the Board, assisted by its committees, directs the affairs of the Company. These Guidelines address, among other items, the composition and functions of the Board, director independence, compensation of directors, and director qualification standards.

  Code of Conduct

        The Company's Code of Business Conduct is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as all directors of the Company.

        The Corporate Governance Guidelines and the Code of Business Conduct are available on the Company's website under the "Investors" section at archcoal.com and in print to any stockholder who requests them from the Company's Secretary. The Company intends to post amendments to or waivers from (to the extent applicable to one of the Company's directors or executive officers) the Code of Business Conduct at the same location on the Company's website. Information on the Company's website does not constitute part of this proxy statement.

Our Commitment to Safety and Environmental Stewardship

        Safety and environmental stewardship are core values at Arch Coal. Our commitment to the safety of our employees and to the environmental care of our planet are an essential and ongoing part of our business. We strive for the ultimate goal of zero safety incidents, and we deploy a variety of safety programs to help us continuously improve. We are proud of our award-winning reclamation and strong environmental compliance.

        Our Board provides oversight and regularly reviews the company's safety and environmental performance. Our executive leadership team actively manages the Company's performance and strives to ensure these core values are ingrained in the Company's culture. We believe that our performance in the areas of safety and environmental compliance is integral to our operational and financial performance and to enhancing long-term stockholder value. Additional information regarding these core values and our long-standing commitment to sustainability is available on the Company's website at archcoal.com.

Director Independence

        It is the Board's objective to have a substantial number of directors who are independent. The Corporate Governance Guidelines incorporate the criteria established by the New York Stock Exchange to assist the Board in determining whether a director is independent. The Board has determined, in its judgment, that all but one member, John W. Eaves, meet the New York Stock Exchange standards for independence.

        All members of the Company's Audit, Nominating and Corporate Governance and Personnel and Compensation Committees must be independent directors in accordance with the Company's Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of the Company's subsidiaries other than their directors' compensation.

Leadership Structure and Risk Oversight

        Mr. James N. Chapman has served as the chairman of the Company's Board since October 2016. The Board has no fixed policy with respect to the separation of the offices of chairman and chief executive officer. Instead, the Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and the Company's stockholders. The Company's current structure is that Mr. Chapman serves as chairman of the Board, and Mr. Eaves serves as chief executive officer of the Company.

        Under the Corporate Governance Guidelines, the Company's non-management directors meet regularly in executive session without management present. The chairman of the Board presides over these executive sessions. However, the Corporate Governance Guidelines provide that, if the chairman of the Board is the chief executive officer, or is not an independent director, the independent directors of the Board shall elect a lead director to lead executive session meetings of the independent members of the Board.

        Our full Board is responsible for oversight of the Company's risk management processes. In fulfilling its risk oversight responsibilities, the Board receives periodic reports on management's enterprise risk assessment process and assessment of current and future risks. To increase the Board's effectiveness, the standing committees of the Board are actively involved in risk oversight. The committees' involvement also allows for a deeper review of specific risks. Each committee reports on its activities to the full Board.

Director Qualifications, Diversity and Biographies

        The Corporate Governance Guidelines provide that the Company's Nominating and Corporate Governance Committee and Board will consider candidates for the Company's Board who possess the following principal qualities: strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In addition to these qualities, the selection criteria for nomination include recognized achievement, an ability to contribute to some aspect of the Company's business, and the willingness to make the commitment of time and effort required of a director.

        As described in more detail below, the Company's Board believes that each of the Company's directors meets such criteria and has attributes and experience that make him well qualified to serve. In order to find the most valuable talent available to meet these criteria, the Company's Board generally considers candidates diverse in geographic origin, gender, ethnic background, and professional experience (private, public, and non-profit), pursuant to the Company's Corporate Governance Guidelines. The Company's goal is to include members with the skills and characteristics that, taken together, will assure a strong Board.

        The Company's directors have diverse backgrounds and provide experience and expertise in a number of critical areas. The Nominating and Corporate Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of the Company's Board as a whole and its standing committees.

        The Nominating and Corporate Governance Committee has identified nine areas of expertise that are particularly relevant to service on the Board and has identified the directors whose key areas of expertise qualify them for each of the listed categories. The categories identified by the Nominating and Corporate Governance Committee are:

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  CEO/Senior Management — Experience working as a chief executive officer, chief financial officer, chief accounting officer, managing director or other senior officer of a major public or private company or non-profit entity.

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  Industry — Extensive knowledge and experience in the energy, natural resources, metals and mining industries, either as a senior executive of a company in such industries, as a senior executive of a customer serving such industries or through legal or regulatory experience on industry-related matters.

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  Environmental and Safety — A thorough understanding of safety and environmental issues and industry regulations.

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  Finance and Accounting — Senior executive-level experience or membership on a board audit committee with an extensive understanding of finance and accounting matters such as capital markets, corporate finance, M&A, financial accounting and reporting, auditing, Sarbanes-Oxley compliance and internal controls.

  •
  Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

  •
  Government Relations — Experience in or a strong understanding of the workings of government and public policy on a local, state and national level.

  •
  Human Resources and Compensation — Senior executive-level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive-level employees and incentive-based compensation programs.

  •
  Marketing — Senior executive-level experience in marketing combined with a strong working knowledge of the Company's domestic and international markets, customers and strategy.

  •
  Strategic Planning — Senior executive-level experience in strategic planning for a major public, private or non-profit entity.

DIRECTORS NOMINATED FOR ELECTION AT THE ANNUAL MEETING

        The following eight directors have been nominated to stand for election at the Annual Meeting, with each serving a one-year term expiring at the 2020 annual meeting of stockholders: Patrick J. Bartels, Jr., James N. Chapman, John W. Eaves, Sherman K. Edmiston III, Robert B. Hamill, Holly Keller Koeppel, Patrick A. Kriegshauser and Richard A. Navarre. All such directors were appointed to the Board of Directors upon the Company's emergence from Chapter 11 in October 2016 and were subsequently re-elected as directors at the 2017 and 2018 annual meetings of stockholders, except for Mr. Hamill and Ms. Koeppel who were elected by the Board to serve as directors in February 2019. Mr. Hamill was recommended to the Nominating and Corporate Governance Committee as a director candidate by a stockholder, and Ms. Koeppel was recommended to the Nominating and Corporate Governance Committee as a director candidate by a third-party search firm engaged by the Nominating and Corporate Governance Committee to assist in identifying potential director candidates. Mr. Vogel, who has served as a director since the Company's emergence from Chapter 11, was not nominated to stand for election at the Annual Meeting, and Mr. Vogel's term will end at the conclusion of the Annual Meeting.

        Set forth below is a list of the Company's directors who have been nominated for election at the Annual Meeting, along with certain biographical information, including their ages as of April 1, 2019, and their occupation during the last five or more years. A discussion of each director's expertise and qualifications is also provided.

Director	Areas of Expertise	Qualifications and Other Information
Patrick J. Bartels, Jr. Age 43 Director since October 2016	CEO/Senior Management Finance and Accounting Governance/Board Human Resources and Compensation Strategic Planning	Patrick J. Bartels, Jr. has served as a managing member at Redan Advisors LLC since December 2018. From 2002 to December 2018, Mr. Bartels served as a managing principal at Monarch Alternative Capital LP, a private investment firm that focused primarily on distressed companies. Prior to joining Monarch, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP.

Public company directorships in the last five years: Vanguard Natural Resources, Inc. (from February 2019 to the present) and WCI Communities,  Inc. (from 2009 to February 2017).

Mr. Bartels contributes to the mix of experience and qualifications the Board seeks to maintain primarily through executive management oversight, finance and capital markets, human resources and compensation, and strategic planning experiences. Mr. Bartels has other board experience, including serving on audit, nominating/governance and compensation committees. Mr. Bartels has over 15 years of experience serving as a managing principal at Monarch Alternative Capital LP. He holds the Chartered Financial Analyst designation.

Director	Areas of Expertise	Qualifications and Other Information
James N. Chapman Age 56 Director since October 2016	CEO/Senior Management Industry Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Strategic Planning
James N. Chapman has served as a non-executive advisory director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company, since 2004.

Public company directorships in the last five years: Tower International, Inc. (from October 2010 to the present), AerCap Holdings NV (from 2006 to May 2018) and Tembec Inc. (from 2008 to November 2017).

Mr. Chapman contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and board leadership experience. Mr. Chapman has more than 30 years of investment banking experience across a wide range of industries, including metals and mining, energy, and natural resources, as well as significant experience as a capital markets and strategic planning consultant. He has served on numerous boards of directors of publicly-held and private companies during his career.

John W. Eaves Age 61 Director since February 2006	CEO/Senior Management Industry Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning
John W. Eaves is our chief executive officer, serving in such capacity since April 2012. During his tenure with the Company, Mr. Eaves has also held the positions of president and chief operating officer; senior vice president of marketing; and vice president of marketing and president of Arch Coal Sales, the Company's marketing subsidiary. Mr. Eaves joined the Company in 1987 after serving in various marketing-related positions at Diamond Shamrock Coal Company and Natomas Coal Company. In addition to his responsibilities with Arch Coal, he serves on the boards of the National Association of Manufacturers and the National Mining Association.

Public company directorships in the last five years: CF Industries Holdings, Inc. (from July 2017 to the present).

Mr. Eaves contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as chief executive officer of the Company. As chief executive officer, and as a result of the experience he has gained during his tenure with the Company, Mr. Eaves has intimate knowledge of all aspects of the Company's business and an extensive understanding of the Company's industry and customer base.

Director	Areas of Expertise	Qualifications and Other Information
Sherman K. Edmiston III Age 56 Director since October 2016	CEO/Senior Management Industry Finance and Accounting Governance/Board Strategic Planning
Sherman K. Edmiston III served as a managing director of Zolfo Cooper LLC, a leading provider of restructuring, financial and corporate advisory services, from 2009 to 2015. He also served as chief restructuring officer of Xinergy, Ltd., a Central Appalachian producer of thermal and metallurgical coal, from May to September 2015.

Public company directorships in the last five years: Key Energy Services, Inc. (from December 2016 to the present).

Mr. Edmiston contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and board leadership expertise. Mr. Edmiston has over 20 years of experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.

Robert B. Hamill Age 56 Director since February 2019	CEO/Senior Management Finance and Accounting Strategic Planning
Robert B. Hamill served as a managing director of Jefferies and Company Inc. from 2008 to November 2018. From 2003 to 2008, Mr. Hamill was a managing director at Lehman Brothers Inc., and, from 1994 to 2002, he served as a managing director of J.P. Morgan Securities Inc. He has also held vice president positions at Citicorp Securities Markets Inc. and Drexel Burnham Lambert Inc. Mr. Hamill started his career as an analyst with E.F. Hutton & Company Inc.

Mr. Hamill contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his finance and capital markets and strategic planning experiences. Mr. Hamill has over 30 years of investment banking and finance experience.

Director	Areas of Expertise	Qualifications and Other Information
Holly Keller Koeppel Age 60 Director since February 2019	CEO/Senior Management Industry Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning
Holly Keller Koeppel served as managing partner and head of Gateway Infrastructure Investments LP from March 2015 to January 2017. From 2010 to February 2015, she was partner and global co-head of Citi Infrastructure Investors, a division of Citigroup, Inc. Ms. Koeppel served as executive vice president and chief financial officer of American Electric Power Corporation ("AEP") from 2006 to 2009 and several additional executive positions at AEP from 2000 to 2006.

Public company directorships in the last five years: AES Corporation (from April 2015 to the present), British American Tobacco p.l.c. (from July 2017 to the present), Vesuvius plc (from April 2017 to the present), Integrys Energy Group, Inc. (from 2012 to February 2015) and Reynolds American Inc. (from 2008 to July 2017).

Ms. Koeppel contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her finance and accounting, senior management and board leadership experience, as well as her substantial knowledge of the energy industry. Ms. Koeppel's service as executive vice president and chief financial officer of AEP and her other public company board experience provides valuable insight and perspective to the Board.

Patrick A. Kriegshauser Age 57 Director since October 2016	CEO/Senior Management Industry Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning
Patrick A. Kriegshauser has served as executive vice president and chief financial officer and as a principal owner of Sachs Electric Company, a leading specialty electrical and design firm, since 2000. From 1985 to 2000, Mr. Kriegshauser served in various executive capacities at Arch Coal, including serving as senior vice president and chief financial officer from 1996 to 2000. He started his career at PricewaterhouseCoopers LLP.

Public company directorships in the last five years: Walter Energy, Inc. (from 2006 to February 2016).

Mr. Kriegshauser contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his finance and accounting, senior management and board leadership experience, as well as his substantial knowledge of the coal and energy industries. Mr. Kriegshauser has served as chief financial officer on the executive leadership teams of both Sachs Electric Company and Arch Coal. He has also formerly served on the boards of other coal producers.

Director	Areas of Expertise	Qualifications and Other Information
Richard A. Navarre Age 58 Director since October 2016	CEO/Senior Management Industry Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning
Richard A. Navarre served as president and chief commercial officer of Peabody Energy Corporation from 2008 until his retirement in 2012 and as Peabody's chief financial officer and executive vice president of corporate development from 1999 to 2008. Prior to joining Peabody in 1993, Mr. Navarre was a senior manager with KPMG, LLP.

Public company directorships in the last five years: Civeo Corporation (from June 2014 to the present), Covia Corporation (from June 2018 to the present) and Natural Resource Partners LP (from October 2013 to the present).

Mr. Navarre contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and accounting, senior management and marketing experience, as well as his extensive understanding of the coal and energy industries. During his long tenure with Peabody Energy Corporation, Mr. Navarre served in many executive-level positions including president, chief commercial officer and chief financial officer. He has also served on the board of directors of United Coal Company, LLC.

Board Meetings and Committees

        During 2018, the Board met 19 times, and each director attended at least 75% of the aggregate of all of the meetings of the Board and the committees of the Board on which he served. Under the Company's Corporate Governance Guidelines, each director is expected to spend the time needed and meet as frequently as necessary to properly perform his or her duties and responsibilities, including attending the annual stockholders' meeting, Board meetings and meetings of the committees on which he or she serves. All of the directors attended the Company's 2018 annual meeting of stockholders. The composition of, and number of meetings held by, the Board and its committees during 2018 are as follows:

	Board of Directors	Nominating and Corporate Governance	Personnel and Compensation	Audit(1)
Number of 2018 meetings	19	7	6	8
Mr. Bartels	M	C	M
Mr. Chapman	C	C	C
Mr. Eaves	M
Mr. Edmiston	M			M
Mr. Kriegshauser	M			C
Mr. Navarre	M	M		M
Mr. Vogel(2)	M		M

C — Chair/Co-Chair            M — Member

(1)
Mr. Hamill and Ms. Koeppel began serving as members of the Audit Committee upon joining the Board in February 2019.

(2)
Mr. Scott D. Vogel is not standing for re-election at the Annual Meeting.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for, among other things, the following items:

  •
  identifying qualified individuals to stand for election to the Board at the annual stockholders' meeting and recommending candidates for membership on the Board's committees;

  •
  developing and recommending the Corporate Governance Guidelines to the Board; and

  •
  reviewing the effectiveness of Board governance, including overseeing an annual assessment of the performance of the Board.

        The Board has determined, in its judgment, that the Nominating and Corporate Governance Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a copy of which is published under the "Investors" section of the Company's website at archcoal.com.

  Personnel and Compensation Committee

        The Personnel and Compensation Committee is responsible for, among other things, the following items:

  •
  overseeing the Company's executive incentive compensation and equity-based programs;

  •
  overseeing the Company's non-employee director compensation program; and

  •
  monitoring the Company's succession planning and management development practices.

        The Board has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. In making its determination, the Board considered, among other things, the factors applicable to members of the Personnel and Compensation Committee pursuant to New York Stock Exchange listing standards and Rule 10C-1 of the Securities Exchange Act of 1934. The Personnel and Compensation Committee operates under a written charter adopted by the entire Board, a copy of which is published under the "Investors" section of the Company's website at archcoal.com. The report of the Personnel and Compensation Committee can be found under "Personnel and Compensation Committee Report" in this proxy statement.

  Audit Committee

        The Audit Committee is responsible for the following items:

  •
  overseeing the integrity of the Company's financial statements, internal accounting, and effectiveness of financial controls, disclosure controls and financial reporting processes;

  •
  determining and evaluating the qualifications, independence and performance of the Company's independent registered public accounting firm;

  •
  overseeing the performance of the Company's internal audit function; and

  •
  monitoring the Company's compliance with legal and regulatory requirements.

        The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accounting firm. The Board has determined, in its judgment, that the Audit Committee is composed entirely of independent directors in compliance with the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published under the "Investors" section of the Company's website at archcoal.com.

        The Board has determined, in its judgment, that each of the three members of the Audit Committee is "financially literate" and is an "audit committee financial expert" as defined in SEC regulations. Under the Audit Committee's charter, no member of the committee may serve on more than two other public company audit committees unless the Board determines that such simultaneous service will not impair the ability of the member to serve effectively on the committee. None of the members of the Audit Committee currently serve on the audit committees of more than two other public companies. The report of the Audit Committee can be found under "Audit Committee Report" in this proxy statement.

Board and Committee Self-Assessments

        The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Each committee also annually reviews its own performance and assesses the adequacy of its charter and reports the results and any recommendations to the Board.

Director Retirement/Resignation Policies

        The Corporate Governance Guidelines require any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election to offer his or her resignation to the Board. In the event a resignation is tendered, the Nominating and Corporate Governance Committee and the Board will evaluate the best interests of the Company and its stockholders and make a determination on the action to be taken with respect to such offered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. Following a determination by the Board, the Company will disclose the Board's decision in a filing with the SEC, a press release, or another broadly disseminated means of communication. The Corporate Governance Guidelines require the Board to nominate for election or re-election only those candidates who agree in advance in writing to tender a resignation letter in accordance with these terms. Each nominee for election at the Annual Meeting has agreed to follow this policy as set forth in the Corporate Governance Guidelines.

        The Corporate Governance Guidelines also provide that outside directors tender their resignation for consideration by the Board following such director's 72nd birthday.

        Vacancies on the Board may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law.

Conflicts of Interest

        The Company's Code of Business Conduct reflects the Company's policy that all of the Company's employees, including the Company's named executive officers and directors must avoid any activity that creates, or may create, a conflict of interest that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with the Company's business. In addition, each of the Company's directors and executive officers is encouraged to notify the Company's Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate the Company's Code of Business Conduct or Corporate Governance Guidelines. The Board will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue may not vote on any matters with respect to that issue.

Compensation Committee Interlocks and Insider Participation

        James N. Chapman, Patrick J. Bartels, Jr. and Scott D. Vogel each served on the Personnel and Compensation Committee during 2018. None of the directors who served on the Personnel and Compensation Committee during 2018 has been an officer or employee of the Company. None of the Company's executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board or Personnel and Compensation Committee. See "Transactions with Related Persons" below for certain transactions involving Mr. Bartels.

Nomination Process for Election of Directors

        The Nominating and Corporate Governance Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. All candidates must meet the requirements specified in the Company's Corporate Governance Guidelines. Candidates who meet those requirements and otherwise qualify for membership on the Company's Board are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the Board on the progress of the committee's efforts. The committee meets to consider and approve final candidates who are then presented to the Board for consideration and approval. The Company's chairman or the chairman of the Nominating and Corporate Governance Committee may extend an invitation to join the Board.

        Stockholder recommendations must be submitted in writing to Robert G. Jones, the Company's Secretary, and must include information regarding nominees required under the Company's Bylaws. Individuals properly recommended by stockholders will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

        The Company's Bylaws include a proxy access provision that allows stockholders who meet the requirements set forth in the Bylaws to include a specified number of director nominees in the Company's proxy materials.

Communicating with the Board of Directors

        The Company's Board has established procedures intended to facilitate communication by stockholders and interested parties directly with the Board as a whole, any of the Company's Board committees, the chairman of the Board, and any other individual director or group of directors, including the Company's non-employee directors as a whole. Such communications may be confidential or anonymous, and may be reported by phone to the Company's confidential hotline at 866-519-1881 or by writing to the individual directors or group in care of Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Senior Vice President-Law, General Counsel and Secretary. All such communications are promptly communicated to the chairman, lead director, the chairman of the Audit Committee or the Company's director of internal audit, as appropriate.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Patrick J. Bartels, Jr., James N. Chapman, John W. Eaves, Sherman K. Edmiston III, Robert B. Hamill, Holly Keller Koeppel, Patrick A. Kriegshauser and Richard A. Navarre for election as directors, each to serve for a term that will expire at the Company's 2020 annual meeting of stockholders, until a successor is elected and qualified or until his or her earlier death, resignation or removal.

        To the knowledge of the Board, no nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in this proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the Company to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Recommendation of the Board

        The Board recommends a vote "FOR" each nominee.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(PROPOSAL NO. 2)

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking advisory stockholder approval of the compensation of our named executive officers ("NEOs"), or "say-on-pay" vote, as disclosed in the section of this proxy statement entitled "Executive Compensation." Stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Arch Coal, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material)."

        The compensation of our NEOs is designed to tie a substantial percentage of each officer's compensation opportunity to the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis ("CD&A"), the total mix of compensation that the Company offers its NEOs is designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Personnel and Compensation Committee and the Board believe that the design of the program, and as a result, the compensation awarded to NEOs under the program, fulfills this objective.

        Stockholders are urged to read the CD&A section of this proxy statement, the compensation tables and accompanying narratives, which discuss in detail how our compensation policies and procedures implement our compensation philosophy.

        Although the vote on this Proposal No. 2 is non-binding, the Board will review the voting results in connection with its ongoing evaluation of the Company's compensation program. The final decision on the compensation and benefits of our NEOs remains with the Board. The Board has adopted a policy that provides for this vote annually. At our 2017 annual meeting of stockholders, our stockholders voted, on an advisory basis, to hold annual "say-on-pay" votes.

Recommendation of the Board

        The Board recommends a vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Arch Coal, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material)."

 RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 3)

        Ernst & Young LLP was the Company's independent registered public accounting firm for 2018. The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for 2019. The Audit Committee and the Board are requesting that stockholders ratify this appointment. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes such a change would be in the Company's best interests and the best interests of the Company's stockholders. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions.

Fees Paid to Auditors

        The following table sets forth the fees accrued or paid to Ernst & Young LLP, the Company's independent registered public accounting firm, for the years ended December 31, 2018 and December 31, 2017:

	Fee
Service	2018	2017
Audit Fees(1)	$1,856,002	$2,012,264
Audit-Related Fees	—	—
Tax Fees(2)	$30,486	$183,038
All Other Fees	—	—

(1)
Audit fees include fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements and reports on internal control over financial reporting (2018), the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as the statutory audits of our international subsidiaries and other services related to SEC filings.

(2)
Tax fees consist of amounts billed for tax compliance matters, tax research assistance, routine on-call advice, and tax services provided in connection with the Company's reorganization and application of fresh start accounting.

        The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the Audit Committee to pre-approve services to be provided by the Company's independent registered public accounting firm. The Audit Committee will consider whether the services to be provided by the independent registered public accounting firm are prohibited by the SEC's rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the chairman of the Audit Committee pre-approval authority between committee meetings, and the chairman must report any pre-approval decisions to the committee at the next regularly scheduled committee meeting. All non-audit services performed by Ernst & Young LLP in 2018 and 2017 were pre-approved in accordance with the procedures established by the Audit Committee.

Recommendation of the Board

        The Board recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of compensation paid to each of the following named executive officers of Arch Coal, Inc. (the "named executive officers" or "NEOs") for fiscal year 2018:

Name	Title	Years of Service(1)
John W. Eaves	Chief Executive Officer	36
John T. Drexler	Senior Vice President and Chief Financial Officer	21
Paul A. Lang	President and Chief Operating Officer	34
John A. Ziegler, Jr.(2)	Chief Commercial Officer	16
Robert G. Jones	Senior Vice President — Law, General Counsel and Secretary	27

(1)
Includes the following years of service attributable to employment with one or more of our predecessor entities: Mr. Eaves — 15 years, Mr. Lang — 13 years, and Mr. Jones — 6 years.

(2)
On January 1, 2019, Mr. Ziegler assumed the role of Senior Vice President and Chief Administrative Officer.

EXECUTIVE SUMMARY

        Our compensation program for 2018 was focused on incentivizing our NEOs to create long-term value for our stockholders and other stakeholders. We accomplished the following goals in 2018:

  •
  Achieved robust earnings, significant levels of cash flow, and strong profit margins.

  •
  Achieved net income of $312.6 million, reflecting a 31% increase over 2017 performance.

  •
  Generated cash from operating activities of $418.0 million.

  •
  Increased revenues in our metallurgical segment by approximately 17% over 2017.

  •
  Returned $313.1 million to stockholders through a capital return program comprised of share buybacks and dividends:

  •
  Executed on our share repurchase program, purchasing approximately 3.2 million shares of common stock, for a total of $281.8 million.

  •
  Paid $31.3 million in quarterly cash dividends.

    •
    Since launching the program in May 2017, we have repurchased approximately 29% of the Company's outstanding shares for a total of $584 million and paid quarterly dividends totaling $55.6 million.

  •
  Further strengthened our financial position and balance sheet:

  •
  Ended the year with cash and short-term investments of $427.7 million and debt of $318.0 million.

  •
  Refinanced the Company's senior secured term loan for a third time in the past two years, resulting in a $21 million, or more than 50%, aggregate reduction in annual interest expense over that time frame.

  •
  Amended our trade accounts receivable securitization facility and inventory-based revolving credit facility, resulting in increased availability, lower costs and extended maturity dates.

  •
  Reduced collateral requirements, resulting in the return of $20.0 million of cash and other collateral held by counterparties during 2018 and bringing the two-year total to over $120 million.

  •
  Continued to deliver industry-leading safety and environmental performance:

  •
  Our safety incident rate for 2018 was nearly three times better than the national coal industry average.

  •
  We won top safety awards in each of the four states in which we operate.

  •
  We were awarded a national Sentinels of Safety award for the seventh time in the past eight years.

  •
  In the area of environmental stewardship, we continued to deliver near-perfect annual performance with respect to air and water quality compliance.

  •
  We were recognized for the quality of our reclamation efforts, having won 22 federal, state and national conservation group awards in the past three years, including six in 2018.

2018 Key Compensation Decisions and Actions

        Our key compensation decisions and actions relating to our NEOs' compensation for 2018 included the following:

  •
  Base salary amounts.  No base salary increases were made for NEOs in 2018. Our NEOs have not received base salary increases since 2015.

  •
  2018 annual incentive compensation plan ("ICP") payouts.  Our 2018 budget and strategic objectives, as well as our core operating values of safety and environmental stewardship, were considered when establishing our 2018 incentive compensation plan design. For 2018, the Board added a Free Cash Flow metric while maintaining the previous performance measures in place. The weightings of the plan metrics were set as follows: Adjusted EBITDA (50%), Free Cash Flow (20%), safety incident rate (15%) and environmental compliance (15%). The exceptional financial and environmental compliance achievements by the Company this year resulted in above-target performance for each of the Adjusted EBITDA, Free Cash Flow and environmental compliance metrics and a payout of 163% of target for our NEOs.

  •
  2018 long-term incentive grants.  The LTIP component of compensation was granted in two forms of equity grants:

  •
  Performance-based restricted stock units (50%), which are based upon the volume weighted average price ("VWAP") of a share of our common stock for any 45-day trading window during a three-year performance period; and

  •
  Time-based restricted stock units (50%), which cliff vest on the third anniversary of the grant date.

  •
  2018 retention grant:  Our Board is keenly focused on succession planning for senior management. In executing on the Company's long-term succession plan and to support executive retention in key leadership positions, the Board granted one-time retention awards to Messrs. Eaves, Drexler and Lang. The retention awards consist of cash and time-based restricted stock units that vest over a period of three years following the grant date.

Overview

        Our compensation programs are designed to attract, motivate and retain highly talented executives, while keeping them focused on promoting our strategic objectives. We believe these compensation programs encourage sustained long-term profitability by making a significant portion of each named executive officer's total direct compensation variable and dependent on our achievement of safety, environmental and financial performance. Thus, most of our executives' total compensation is performance-based and not guaranteed.

        The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive's position and level of responsibility within our organization, comparative market data and other external market-based factors. The Personnel and Compensation Committee, or the Committee, uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2018 fiscal year, the pay mix at target for the CEO and other NEOs is displayed below.

(1)
Average of the NEOs, excluding the CEO.

        The components of the NEO compensation program for 2018 were as follows:

Component	Key Features	Objectives
Direct Compensation
Base Pay	Fixed annual cash amount, paid at regular intervals	Provides a regular source of income at competitive levels.
Annual Incentive Compensation Program	Performance-based cash compensation opportunity tied to annual goals of Adjusted EBITDA, Free Cash Flow, and safety and environmental measures
Financial metrics focus NEOs on achieving key annual financial goals and objectives based on budgeted expectations for the year.

Safety and environmental measures focus NEOs on these important areas of performance.

Long-Term Incentive Program	Long-term incentive program opportunities delivered through annual grants of restricted stock units
Our NEOs received grants of restricted stock units under our annual LTIP program, 50% of which will vest only to the extent that specified share price performance thresholds are attained. Meaningful share appreciation is required for the performance-based awards to vest, which aligns management incentives with enhancing stockholder value.
Other Compensation
Benefits	Standard range of medical, dental, life insurance, disability and retirement plans available to other employees, as well as executive benefits described below under "Other Benefits"	Provide market-competitive level of support in the event of injury, illness and retirement. Limited executive benefits are provided to address unique situations or expectations for our executives.
No tax gross-ups on executive benefits

Our Compensation Process

        The Committee, with advice and analysis from its independent compensation consulting firm, considers current compensation levels, benchmarking and other data of peer companies, individual and Company performance, long-term career goals, future leadership potential and succession planning, among other factors, in determining appropriate target compensation levels for our NEOs. The Committee does not use a formula to weight these factors, but instead uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs.

        After the end of the performance period to which a particular incentive award relates, the Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The Committee generally retains the ability to recommend payouts that are above or below actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, the Committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations, the effects of major corporate transactions or other items that the Committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets.

        Annually, the Committee reviews the design of our named executive officer compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained the independent compensation consultant referenced below under "Role of Compensation Consultants" to help analyze certain comparative market data. Certain members of management participate in this process by assembling and summarizing data used by the Committee. The Committee and its independent compensation consultant reviewed our compensation policies and practices, and the Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In 2018, the Company prepared "tally sheets" that summarize the past and present values of each component of each NEO's total compensation. This tool is available to assist Committee members in the evaluation and approval of changes to compensation.

  Role of Compensation Consultants

        During 2018, the Committee continued to retain Lyons, Benenson & Company Inc. ("LB") as an independent compensation consultant to advise on executive compensation matters. LB assisted the Committee in determining the compensation peer group, which is described in more detail below. LB also advised the Committee on competitive compensation practices, mix of compensation elements and comparative market data, which the Committee considered in addressing and determining the appropriate levels of compensation for each NEO relative to the marketplace.

        The Committee has reviewed the independence of its independent compensation consultant and has determined that no conflicts of interest exist. The Committee has sole authority to retain or replace the independent compensation consultant. The Committee regularly reviews the performance and independence of its independent compensation consultant, as well as fees paid. A representative of the independent compensation consultant attends Committee meetings as requested to serve as a resource on compensation matters. In order to encourage independent review and discussion of compensation matters, the Committee has the authority to, and does from time to time, meet with such representative in executive session.

  Role of Management

        Annually, the Committee reviews the performance of our chief executive officer and makes recommendations to the Board regarding his compensation. In doing so, the Committee uses information provided by the independent compensation consultant and certain historical financial and operating performance data provided by management. Our chief executive officer reviews the performance of the other NEOs with the Committee and makes recommendations on their base salary, annual cash incentive and long-term incentive opportunities. The Company's human resources department provides support for this process.

  Compensation Peer Group

        In July 2018, the Committee, in consultation with LB, conducted a review of potential peer group companies based primarily upon criteria including size (both in terms of revenues, market capitalization and EBITDA), business alignment, industry relevance and competition for executive talent. The Committee determined that updates to our prior peer group, which was established in October 2016 upon our emergence from bankruptcy, were appropriate and timely. This updated peer group (listed below) has median revenues of approximately $2.3 billion (with a range of $860 million to $6.0 billion) and median market capitalization of approximately $2.6 billion (with a range of $279 million to $17.0 billion). The Committee recognizes that the companies in this group generally are larger than the Company under the market capitalization measure; nevertheless, the Committee views this peer group as appropriate in light of the importance it ascribes to providing competitive compensation opportunities that are sufficient to attract and retain the talented executives needed to lead the Company.

• AK Steel Holding Company	• Martin Marietta Materials, Inc.
• Alliance Resource Partners, L.P.	• Noble Energy, Inc.
• Cleveland-Cliffs, Inc.	• Peabody Energy Corporation
• Cloud Peak Energy, Inc.	• Southwestern Energy Corp.
• Commercial Metals Company	• SunCoke Energy, Inc.
• Compass Minerals International, Inc.	• Vulcan Materials Company
• CONSOL Energy Inc.	• Warrior Met Coal, Inc.
• Denbury Resources Inc.	• Worthington Industries, Inc.
• Diamondback Energy, Inc.

        When evaluating benchmark data for these peer companies, the median market data is applied to each individual pay component in addition to a total compensation analysis. General industry compensation data is also reviewed by the Committee to provide an additional reference point. This data is based on a broad spectrum of public companies (excluding financial services and retail companies) that had median revenues similar to the Company.

        The Committee assesses the appropriateness of the peer groups used to benchmark our compensation programs on an annual basis and adds or subtracts members of the peer groups as appropriate.

  Evaluation of Stockholder "Say-on-Pay" Vote Results

        This year we are again providing stockholders with the right to cast a non-binding advisory vote to approve the compensation of our NEOs (see "Proposal No. 2 — Advisory Vote to Approve Named Executive Officer Compensation"). Approximately 80% of the votes cast at our 2018 annual meeting of stockholders voted to approve our executive compensation programs and policies. Although we view this as an endorsement of our executive compensation program, during 2018 we engaged in additional stockholder outreach efforts as discussed in the "Stockholder Engagement Program" section below. The Committee takes stockholder feedback, as well as the results of the "say-on-pay" vote, into account when establishing or modifying our compensation programs.

   Stockholder Engagement Program

        Following our 2018 Annual Meeting, we reached out to our largest stockholders representing more than 75% of our outstanding shares of common stock. We subsequently met with the holders of approximately 45% of our outstanding common stock to discuss our corporate governance program and executive compensation practices. Additionally, two other large stockholders declined our request for a meeting, noting that there were no questions or concerns that would warrant a discussion.

        The stockholders that we spoke with were generally supportive of our corporate governance program and executive compensation practices. Specific topics discussed included our commitment to diversity, safety and environmental stewardship. Information regarding our commitment to safety and environmental stewardship appears in the "Our Commitment to Safety and Environmental Stewardship" section of this Proxy Statement. Also, with respect to gender diversity on our Board, we are pleased that Holly Keller Koeppel joined our Board in February 2019 and will be standing for election at the Annual Meeting. A summary of Ms. Koeppel's background and qualifications appears in the "Directors Nominated for Election at the Annual Meeting" section of this Proxy Statement.

        Regarding our executive compensation program, we received positive feedback on the structure of both our annual and long-term incentive plans. Certain stockholders asked that our Committee review our use of volume-weighted average price ("VWAP") as the sole metric under our long-term incentive plan. Our Committee and Board are appreciative of stockholder feedback and considered changes to the VWAP metric in designing our 2018 long-term incentive plan, but ultimately determined, in consultation with our compensation consultant, that the current structure was the appropriate way to align Company performance with long-term stockholder value. Our Committee and Board evaluate our annual and long-term incentive plans annually, including the use of specific metrics like VWAP.

  Elements of Our Compensation Program

        The Committee believes that our named executive officers, together with our other executives who have an ability to influence the achievement of our financial and operating objectives, should have a higher percentage of total compensation that is variable and, therefore, subject to greater risk. This provides closer alignment between those executives' total compensation with the short- and long-term interests of stockholders and other stakeholders.

        In order to achieve the compensation objectives established by the Committee, the Company uses the following compensation elements:

  •
  Base salary;

  •
  Short-term incentive opportunities (the Annual Incentive Compensation Program);

  •
  Long-term incentive opportunities (the Long-Term Incentive Program); and

  •
  Certain other limited executive benefits.

        In general, as the position and amount of responsibility for an executive increase, a greater percentage of that executive's total compensation will be variable. Executives with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon our performance, as reflected in short- or long-term incentive awards.

        The following table shows the allocation of total target compensation for each NEO for each of the last three years:

	% of Target 2016 Compensation(1)			% of Target 2017 Compensation(1)			% of Target 2018 Compensation(1)
		Performance- Based			Performance- Based			Performance- Based
	Fixed			Fixed			Fixed

	Base Salary		Long- Term	Base Salary		Long- Term	Base Salary		Long- Term
		Annual			Annual			Annual
Name
John W. Eaves	18%	20%	62%	18%	20%	62%	18%	20%	62%
John T. Drexler	22%	18%	60%	22%	18%	60%	22%	18%	60%
Paul A. Lang	20%	18%	62%	20%	18%	62%	20%	19%	61%
John A. Ziegler, Jr.	—	—	—	—	—	—	24%	15%	61%
Robert G. Jones	24%	15%	61%	24%	15%	61%	24%	15%	61%

(1)
For purposes of determining total compensation, we have included base salary, target annual cash incentives and the value of target long-term incentive awards (excluding, for 2016, grants of restricted stock units made following our emergence from Chapter 11 and, for 2018, one-time retention grants made to Messrs. Eaves, Drexler and Lang for succession planning purposes).

Base Salary —

        We provide each named executive officer with an annual base salary. Base salaries for our named executive officers depend on each executive's experience and scope of responsibilities as well as the median market data for comparable job positions at companies within our peer group. We increase base salary primarily in response to notable achievements or for additions in scope of responsibilities. In addition, we may increase base salary to remain competitive in the marketplace.

        During 2018, as part of the Committee's annual compensation review process, the Committee determined that the base salaries for our NEOs should not be increased. Our NEOs have not received base salary increases since 2015.

Annual Incentive Compensation Program —

  Overview —

        The Committee designed the Annual Incentive Compensation Program to focus our organization on meeting and exceeding certain annual financial and operating objectives by rewarding those key employees with the greatest ability to influence our results.

        For 2018, the Committee selected Adjusted EBITDA and Free Cash Flow as the financial performance measures for the program. Adjusted EBITDA constitutes 50% of the total target award, and Free Cash Flow represents 20% of the total target award. Consistent with prior years, the Committee chose environmental and safety metrics as the operating performance measures for the program, each of which constitute 15% of the total target award. The environmental and safety measures continue to be part of the 2018 program because these goals reflect our core values.

        Early each year, the Committee determines the compensation plan design for the annual cash incentives based on performance from the prior year, as well as other factors. The Committee recommends the annual plan design, as well as the performance targets, to the Board for approval. Annual cash awards contain various incentive levels based on the participant's accountability and impact on our performance, with target opportunities established as a percentage of base salary based on the median market data.

        The following table shows the target opportunities available to the NEOs as a percentage of their base salaries and the actual payouts as a percentage of their base salaries for each of the last three years:

	2016		2017		2018
Name	Target as % of Base Salary	Actual Payout as % of Base Salary(1)	Target as % of Base Salary	Actual Payout as % of Base Salary	Target as % of Base Salary	Actual Payout as % of Base Salary
John W. Eaves	110%	45%	110%	133%	110%	180%
John T. Drexler	85%	35%	85%	103%	85%	139%
Paul A. Lang	90%	37%	90%	109%	90%	147%
John A. Ziegler, Jr.	—	—	—	—	60%	98%
Robert G. Jones	60%	24%	60%	73%	60%	98%

(1)
To expedite the Company's emergence from Chapter 11 during 2016 and achieve a consensual Chapter 11 Plan of Reorganization, our executive officers agreed to reduce their earned 2016 annual incentive payouts and earned performance unit awards for the 2014-2016 performance period by an aggregate amount of $6 million. This decision resulted in a $1,651,260 reduction in the aggregate amount of the 2016 earned annual incentives paid to our NEOs.

        The following table shows the performance measures used in the 2018 Annual Incentive Compensation Program for our NEOs, together with the percentage of the total annual cash incentive grant that such component comprises. Each of the components for the NEOs is described in greater detail below.

Performance Measure	2018 Portion of Total Target Award
Adjusted EBITDA	50%
Free Cash Flow	20%
Safety Incident Rate	15%
Environmental Compliance	15%

        We believe that these performance measures align our compensation packages with both stockholder and employee interests by targeting specific performance goals and operational standards. By identifying meaningful performance measures and by assigning certain measures greater weight, we are able to more closely align compensation to the achievement of those business objectives over which particular employees have the greatest impact.

        If the target level of performance is achieved with respect to a particular performance measure, the applicable payout percentage for that performance measure will equal 100%. Achievement at the threshold performance level results in an applicable payout percentage that varies based on the performance measure, as shown in the table below. If the maximum level of performance is achieved with respect to a particular performance measure, the payout percentage for that measure will equal 200% of target performance. We interpolate payouts under the annual cash incentive awards for performance levels that fall between the threshold, target and maximum performance levels. There is no payout for performance that does not meet the threshold level criteria.

Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	25%	100%	200%
Free Cash Flow	25%	100%	200%
Safety Incident Rate(1)	50%	100%	200%
Environmental Compliance	50%	100%	200%

(1)
In the event of a work-related fatality at any of our mine locations, there is no payout for the safety incident rate component.

  Adjusted EBITDA —

        "Adjusted EBITDA" is determined based on our earnings before interest, taxes, depreciation and amortization, on a consolidated basis in accordance with generally accepted accounting principles, and excludes items such as acquisition-related expenses and amortization of acquired sales contracts. The Committee reviewed the budget approved by the Board for 2018, which included Adjusted EBITDA, and set the "target" level for this performance measure at 100% of budget. The threshold payout value for 2018 was set at 70% of the Adjusted EBITDA budget and the maximum payout value was set at 130% of the Adjusted EBITDA budget. The following table shows the threshold, target and maximum levels for the 2018 Annual Incentive Compensation Program.

	2018 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	$242,900,000	$347,000,000	$451,100,000

  Free Cash Flow —

        A Free Cash Flow performance measure was added to the program for 2018. "Free Cash Flow" is defined as cash flow from operating activities minus royalty payments and capital expenditures used for maintaining the asset base. Capital spending, if any, applied to new mine development is not deducted from the Free Cash Flow calculation. The Committee reviewed the budget approved by the Board and set the "target" level for this performance measure at 100% of budget. The threshold payout value was set at 70% of the Free Cash Flow budget and the maximum payout value was set at 130% of the budget. The following table shows the threshold, target and maximum levels for the 2018 Annual Incentive Compensation Program.

	2018 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Free Cash Flow	$176,100,000	$251,600,000	$327,100,000

  Safety Incident Rate —

        Safety is an important emphasis for the Company and, the Board believes, each of the Company's stakeholders. Strong safety performance leads to improved employee performance and lower costs associated with regulatory citations, insurance and litigation matters, which in turn lead to improved operating performance.

Because of these factors, the Committee uses Safety Incident Rate as a component of the annual incentive compensation program. "Safety Incident Rate" is determined based on the Company's historical performance and is the number of reportable injuries per 200,000 man hours. The "target" goal for 2018 was set at the Company's three-year average, while the threshold and maximum goals were set at 10% higher than the Company's three-year average and 10% improvement over the Company's three-year average, respectively. In addition, there is no payout for this performance measure if there is a work-related fatality during the fiscal year. The following table shows the threshold, target and maximum levels for the 2018 Annual Incentive Compensation Program.

	2018 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Safety Incident Rate	1.39	1.26	1.13

  Environmental Compliance —

        Like safety, environmental compliance is an important goal for the Company. Improved environmental compliance can improve the areas in which our employees live and operate and reduce long-term costs and expenses associated with fines, remediation issues and litigation matters. The Committee has established an environmental compliance component based on Notices of Violation, or NOVs, received by the Company and its subsidiaries. The "target" goal for 2018 was set at the Company's three-year average, while the threshold and maximum goals were set at the Company's three-year average plus one NOV and the Company's three-year average minus one NOV, respectively. The following table shows the threshold, target and maximum levels for the 2018 Annual Incentive Compensation Program.

2018 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Environmental Compliance	4 NOVs	3 NOVs	2 NOVs

  2018 Payout Under the Annual Incentive Compensation Program

        In early 2019, the Committee evaluated the level of achievement of the various performance measures for 2018 and made the following determinations:

Performance Measure	Actual Performance		Applicable Payout Percentage	Relative Weighting	Weighted Payout Percentage
Adjusted EBITDA	$437,778,000		187.2%	50%	93.6%
Free Cash Flow	$348,400,000		200%	20%	40%
Safety Incident Rate	1.08	(1)	0%	15%	0%
Environmental Compliance	2 NOVs		200%	15%	30%

(1)
There was no payout for the safety incident rate due to a fatality in 2018.

        Based on the actual performance as set forth above, the cumulative amounts listed below were earned under the 2018 Annual Incentive Compensation Program for the Company's 2018 performance.

Name	Target as % of Base Salary	Actual Payout as % of Base Salary	Dollar Amount of Actual Payout
John W. Eaves	110%	180%	$1,844,605
John T. Drexler	85%	139%	$799,602
Paul A. Lang	90%	147%	$1,067,499
John A. Ziegler, Jr.	60%	98%	$368,103
Robert G. Jones	60%	98%	$441,724

Long-Term Incentive Program

  Overview —

        The Committee designed our long-term incentive program to promote decision-making that creates long-term value for our stockholders and other stakeholders. The Committee believes that an effective LTIP should also create strong retention incentives for those key employees who are most likely to influence our long-term performance.

        The following table shows the components of our long-term incentive program for each of the last three years, together with the percentage associated with such portion of the award compared to the total award granted in that year. Long-term incentive awards contain various incentive levels based on the participant's accountability and potential influence on our performance, with target opportunities established as a percentage of base salary based on the median market data.

Annual Compensation Component	2016(1)	2017	2018
Performance units(2)	30%	—	—
Restricted stock units(3)	—	100%	100%

(1)
2016 LTIP awards were reduced by 70% in light of the Company's Chapter 11 filing during 2016. Other than grants of restricted stock units made following our emergence from Chapter 11, which were special one-time grants, only the performance unit component of the LTIP was awarded in 2016.

(2)
The performance unit awards are tied to the Company's environmental and safety performance.

(3)
Restricted stock unit awards for 2017 and 2018 were divided equally between time-based and performance-based awards.

  2018 Annual Grants —

        On October 25, 2018, each of our NEOs received awards of restricted stock units ("RSUs") as follows:

Named Executive Officer	Time-Based RSUs(1)	Performance-Based RSUs(1)
John W. Eaves	19,350	19,350
John T. Drexler	8,550	8,550
Paul A. Lang	11,750	11,750
John A. Ziegler, Jr.	5,050	5,050
Robert G. Jones	6,100	6,100

(1)
The number of RSU awards granted to each NEO were determined based upon the 20-day volume weighted average price ("VWAP") of a share of our common stock on the date of grant.

        The time-based and performance-based RSU awards vest on the third anniversary of the grant date. The performance-based RSU award is earned based on the VWAP of a share of our common stock for any 45-day trading period during the three-year performance period (the "45-day VWAP"), subject to achieving threshold performance of a 45-day VWAP of no less than $99. On the date of grant, the 45-day VWAP was $91.63. The NEOs may earn up to 150% of the target number of performance-based RSUs based on achievement of 45-day VWAP performance levels. While we have not disclosed the target 45-day VWAP performance level for the performance-based RSUs granted in 2018 because we believe this forward-looking measure is not material to an understanding of the compensation earned by our NEOs in the last completed fiscal year, at the time this measure was established, the Committee determined it was appropriately challenging to promote the creation of long-term value for our stockholders.

  2016-2018 Performance Unit Award Achievement —

        Our compensation program for 2016 included long-term incentive plan awards of performance units for the 2016-2018 performance period. The performance units were granted prior to the Company's emergence from Chapter 11 and were approved by our prior Personnel and Compensation Committee and Board. Only the performance unit component of the 2016 LTIP was approved, representing a 70% reduction in the long-term incentive awards to our NEOs. The performance unit awards, which are tied to our safety and environmental performance, have historically paid out in cash. In early 2019, the Committee evaluated the level of achievement of the various performance measures for the 2016-2018 performance period and made the following determinations for such performance unit awards:

Performance Measure	Target	Actual Performance	Relative Weighting	Weighted Payout Percentage
Safety Incident Rate	1.04	1.31	50%	0%
Environmental Compliance	7 NOVs	2 NOVs	50%	100%

        Total actual amounts paid to each NEO under the 2016 performance unit awards for the Company's 2016-2018 performance are set forth in the footnotes to the Summary Compensation Table below.

2018 Retention Awards

        Our Board is keenly focused on senior management succession planning. In consultation with LB, in October 2018 the Board determined to grant one-time retention awards, payable in the form of cash and time-based RSUs, to each of Messrs. Eaves, Drexler and Lang to facilitate the retention of these executives and in execution of the Company's long-term succession plan. These awards represent the Board's increasing focus on the need to retain the key executives who currently lead the Company, as well as executives who may succeed to the key leadership positions in the future.

        The cash-based retention award will become payable in three equal installments on each of October 25, 2019, 2020 and 2021, subject to the executive's continued service with us through each applicable vesting date.

        The time-based retention RSUs vest as to 20%, 30% and 50% of the award on October 25, 2019, 2020 and 2021, respectively, subject to the executive's continued service with us through each applicable vesting date.

        The retention awards are subject to accelerated vesting and payment under certain circumstances as described in more detail below in the section entitled "Potential Payments upon Termination of Employment or Change in Control."

        The following table sets forth the amount of each retention award granted to Messrs. Eaves, Drexler and Lang:

Named Executive Officer	Cash Amount	RSU Value(1)
John W. Eaves	$750,000	$1,461,200
John T. Drexler	$340,000	$647,424
Paul A. Lang	$480,000	$939,664

(1)
These values resulted in a grant of 16,250, 7,200 and 10,450 time-based RSUs to each of Messrs. Eaves, Drexler and Lang, respectively.

Other Benefits

        Executive Benefits —  We provide a limited number of executive benefits such as financial planning services to our NEOs and certain other key employees. The purpose of these benefits is to attract and retain executives with a comprehensive compensation package. Executive benefits are taxable to the executives. Executives do not receive any tax gross-up payments on these benefits.

        Participation in Benefit Plans and Other Compensation Arrangements —  Each of our NEOs is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical and dental insurance, life, travel and accidental death and dismemberment insurance, short- and long-term disability coverage and participation in our qualified defined benefit pension plan (which was frozen at the end of 2014) and a 401(k) plan. The following is a summary of certain benefit plans and other compensation arrangements available to our NEOs but for which our other employees generally may not be eligible:

        Supplemental Retirement Plan Benefits —  We maintain a supplemental retirement plan that historically provided eligible employees, including the NEOs, with retirement benefits that would otherwise have been available under our defined benefit pension plan but for certain limitations contained in the Internal Revenue Code. We froze this supplemental retirement plan on December 31, 2014, the same date that we froze our defined benefit pension plan. No participants earn any service credit after such date. For more information about our defined benefit pension plan and our supplemental retirement plan, including the accumulated benefits attributable to our NEOs, see "Pension Benefits" below.

        Non-Qualified Deferred Compensation Plan —  We maintain a non-qualified deferred compensation plan that historically has allowed eligible employees, including our NEOs, to defer receipt of a portion of their base salaries and certain annual and long-term cash incentive awards until the dates elected by the employees. We have not allowed deferrals under this non-qualified plan since 2015. For more information about our deferred compensation plan, including information about amounts attributable to our NEOs, see "Non-Qualified Deferred Compensation" below.

        Change in Control Agreements —  To provide our NEOs and certain other key employees with some financial security in the event their employment with our organization is terminated without cause or under certain circumstances following a change in control, we provide the executives with change in control agreements that provide for cash payments and certain other severance benefits upon a qualifying termination. As a condition to receiving payments under the change in control agreements, the NEO is required to execute a waiver of claims against us and abide by certain non-disclosure, non-competition and non-solicitation requirements. We believe that the change in control agreements provide a meaningful mechanism by which to retain those individuals who are most capable of affecting our future performance. For more information about the change in control agreements with our NEOs, see "Potential Payments upon Termination of Employment or Change in Control" below.

  Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines which are intended to promote meaningful stock ownership by our NEOs. These guidelines specify a number of shares of our common stock, including unvested RSUs, that our NEOs must accumulate within the later of five years of the implementation of the guidelines or their first receiving an equity grant. The specific shareholding guidelines are determined based on a multiple of base salary, as follows:

Position	Requirement
Chief Executive Officer	5 × Salary
Chief Operating Officer	3 × Salary
Chief Financial Officer	3 × Salary
Chief Commercial Officer	3 × Salary
SVP, Law & General Counsel	3 × Salary

  Anti-Hedging and Anti-Pledging Policy

        Each of our NEOs and directors is subject to the terms of our securities trading policies. Those policies prohibit entering into hedging transactions involving our stock, including trading in or writing "puts" and "calls" or engaging in "short sales," "margining" or any other action designed to offset any change in the value of the Company's stock. Those policies also prohibit NEOs and directors from pledging any Company securities.

   Impact of Section 162(m) on Compensation

        Prior to the Tax Cuts and Jobs Act ("Tax Reform") that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company's CEO or any of its three next-highest-paid executive officers (other than its Chief Financial Officer). Compensation that qualified as "performance-based" under Section 162(m) of the Code was exempt from this $1 million limitation. As part of Tax Reform, the ability to rely on this "qualified performance-based compensation" exception was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. Although we maintain compensation arrangements that were intended to qualify as performance-based compensation under Section 162(m) prior to Tax Reform, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million. Furthermore, although the Committee may have taken action intended to limit the impact of Section 162(m) of the Internal Revenue Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Committee believes that stockholder interests are best served by not restricting the Committee's flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

2018 Summary Compensation Table

        The following table is a summary of compensation information for our chief executive officer, our chief financial officer and each of the other three most highly compensated executive officers for the fiscal year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation Earnings ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
John W. Eaves	2018	$1,025,000	$0	$5,217,809	$2,920,855	$19,741	$44,310	$9,227,715
Chief Executive Officer	2017	$1,025,000	$2,021,739	$4,175,802	$2,387,087	$138,136	$42,450	$9,790,214
	2016	$1,025,000	$192,188	$10,237,770	$1,302,173	$189,651	$40,213	$12,986,995
John T. Drexler	2018	$575,000	$0	$2,307,321	$1,274,002	$0	$37,966	$4,194,289
Senior Vice President and Chief	2017	$575,000	$1,008,992	$1,847,700	$1,024,131	$66,312	$33,170	$4,555,305
Financial Officer	2016	$575,000	$107,813	$3,232,980	$555,730	$94,864	$40,963	$4,607,350
Paul A. Lang	2018	$725,000	$0	$3,220,809	$1,719,999	$0	$17,706	$5,683,514
President and Chief Operating	2017	$725,000	$1,318,903	$2,531,349	$1,396,482	$109,228	$18,458	$6,099,420
Officer	2016	$725,000	$135,938	$5,388,300	$765,954	$152,081	$14,033	$7,181,306
John A. Ziegler, Jr.	2018	$375,000	$0	$980,407	$649,353	$0	$28,353	$2,033,113
Chief Commercial Officer	2017	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—
Robert G. Jones	2018	$450,000	$0	$1,184,254	$779,224	$19,509	$25,376	$2,458,363
Senior Vice President — Law, General	2017	$450,000	$605,254	$1,311,867	$645,225	$63,615	$24,831	$3,100,792
Counsel and Secretary	2016	$450,000	$59,766	$1,885,905	$372,345	$83,787	$25,607	$2,877,410

(1)
Amounts shown represent the aggregate grant date fair value of all stock awards made to each NEO during the year indicated. We have determined the grant date fair value in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 19, Stock-Based Compensation and Other Incentive Plans, to our consolidated financial statements for the year ended December 31, 2018. The actual value, if any, that the NEOs will realize from the stock awards is a function of a value of the underlying shares if and when the awards vest and, for performance-based awards, the level of attainment of the applicable performance goal.

  Amounts for the performance-based RSU awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the "Grant Date Fair Value of Stock and Option Awards" column of the "Grants of Plan Based Awards for the Year Ended December 31, 2018" table below. The following are the values of the performance-based awards as of the grant date assuming attainment of the maximum level of performance: Mr. Eaves — $3,024,986; Mr. Drexler — $1,336,622; Mr. Lang — $1,836,878; Mr. Ziegler — $789,467; Mr. Jones — $953,613.

(2)
Amounts shown include the following payouts:

Name	Year	Annual Cash Incentive Awards	Performance Unit Awards(+)
John W. Eaves	2018	$1,844,605	$1,076,250
	2017	$1,363,337	$1,023,750
	2016	$460,354	$841,819
John T. Drexler	2018	$799,602	$474,400
	2017	$590,981	$433,150
	2016	$199,555	$356,175
Paul A. Lang	2018	$1,067,499	$652,500
	2017	$788,982	$607,500
	2016	$266,413	$499,541
John A. Ziegler, Jr.	2018	$368,103	$281,250
	2017	—	—
	2016	—	—
Robert G. Jones	2018	$441,724	$337,500
	2017	$326,475	$318,750
	2016	$110,240	$262,105
(+)
Amounts shown represent payout of performance unit awards granted by our prior Personnel and Compensation Committee and Board before the Company's emergence from Chapter 11 in October 2016. The awards were granted for the 2016 - 2018 performance period under our long-term incentive program. Below is a table that lists the performance measure, the applicable threshold, target and maximum achievement levels for each performance measure and the actual performance for each performance measure.

Performance Measure	Relative Weighting	Threshold	Target	Maximum	Actual Performance
Safety Incident Rate	50%	—	1.04	0.93 plus 3-year average must exceed top three industry competitors	1.31
Environmental Compliance	50%	—	7 NOVs	6 NOVs	2 NOVs
(3)
Amounts shown represent the changes in the actuarial present value of the accumulated benefits for our NEOs under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with FASB ASC Topic 715. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 21, Employee Benefit

  Plans, to our consolidated financial statements for the year ended December 31, 2018 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in the Form 10-K.

  •
  For Mr. Drexler, the actual change in pension value for the fiscal year ending December 31, 2018 is a decrease of $39,394.

  •
  For Mr. Lang, the actual change in pension value for the fiscal year ending December 31, 2018 is a decrease of $14,595.

  •
  For Mr. Ziegler, the actual change in pension value for the fiscal year ending December 31, 2018 is a decrease of $16,876.

(4)
Amounts shown for 2018 reflect the following:

•
For Mr. Eaves: matching contributions to 401(k) plan ($16,500), financial planning and tax preparation services ($16,710), and club dues ($11,100).

•
For Mr. Drexler: matching contributions to 401(k) plan ($16,500), financial planning and tax preparation services ($11,926), and club dues ($9,540).

•
For Mr. Lang: matching contributions to 401(k) plan ($14,106) and financial planning and tax preparation services ($3,600).

•
For Mr. Ziegler: matching contributions to 401(k) plan ($16,442) and financial planning and tax preparation services ($11,911).

•
For Mr. Jones: matching contributions to 401(k) plan ($11,423) and financial planning and tax preparation services ($13,953).

Grants of Plan-Based Awards for the Year Ended December 31, 2018

        The following table shows information relating to the grants of certain equity and non-equity awards made to the NEOs during 2018.

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										Grant Date Fair Value of Stock and Option Awards(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Eaves	2/22/2018		$366,438	$1,127,500	$2,255,000
	10/25/2018	(4)							19,350	$1,739,952
	10/25/2018	(5)							16,250	$1,461,200
	10/25/2018					8,708	19,350	29,025		$2,016,657
John T. Drexler	2/22/2018		$158,844	$488,750	$977,500
	10/25/2018	(4)							8,550	$768,816
	10/25/2018	(5)							7,200	$647,424
	10/25/2018					3,848	8,550	12,825		$891,081
Paul A. Lang	2/22/2018		$212,063	$652,500	$1,305,000
	10/25/2018	(4)							11,750	$1,056,560
	10/25/2018	(5)							10,450	$939,664
	10/25/2018					5,288	11,750	17,625		$1,224,585
John A. Ziegler, Jr.	2/22/2018		$73,125	$225,000	$450,000
	10/25/2018	(4)							5,050	$454,096
	10/25/2018					2,273	5,050	7,575		$526,311
Robert G. Jones	2/22/2018		$87,750	$270,000	$540,000
	10/25/2018	(4)							6,100	$548,512
	10/25/2018					2,745	6,100	9,150		$635,742

(1)
Amounts for each NEO represent the potential amounts payable to the NEO under the annual cash incentive awards for 2018 assuming threshold, target and maximum levels of performance. Amounts paid to each NEO under our annual cash incentive awards for 2018 have been included under the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Amounts represent the performance-based RSU awards, which are scheduled to vest between 0% and 150% of the number of shares shown in the "Target" sub-column based on attainment of a specified share price performance goal during the three-year performance period. If the threshold performance level is not attained, the awards will be forfeited. The amounts in the "Threshold" sub-column reflect the 45% of the shares shown in the "Target" sub-column that will vest on attainment of the threshold performance level. The amounts in the "Maximum" sub-column reflect the 150% of the shares that will vest on attainment of the maximum performance level. See the information under the heading "Elements of Our Compensation Program" in the subsection entitled "Compensation Discussion and Analysis" for more information about these performance-based RSU awards.

(3)
Amounts for the time-based RSU awards represent their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Amounts for the performance-based RSU awards were calculated based on the probable outcome of the performance goal as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these awards, assuming attainment of the maximum level of performance, see footnote 1 to the "2018 Summary Compensation Table" above. The actual value, if any, that each NEO will realize for these performance-based RSU awards is a function of the value of the shares if and when the awards vest.

For additional information on how we account for equity-based compensation, see Note 19 to our consolidated financial statements for the year ended December 31, 2018 and under the heading "Stock-Based Compensation" in the section entitled "Critical Accounting Policies" included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)
Amounts represent the time-based RSU awards that are scheduled to vest three years from the grant date.

(5)
Amounts represent the retention RSU awards that are scheduled to vest on the following schedule: 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

Outstanding Equity Awards at December 31, 2018

        The following table shows information relating to the equity awards previously granted to our NEOs that were outstanding as of December 31, 2018. Our NEOs did not hold any stock options as of December 31, 2018.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John W. Eaves	11/23/2016	19,000	(2)	$1,576,810	85,500	(3)	$7,095,645
	11/30/2017	22,600	(4)	$1,875,574	22,600	(5)	$1,875,574
	10/25/2018	19,350	(6)	$1,605,857	8,708	(7)	$722,635
	10/25/2018	16,250	(8)	$1,348,588
John T. Drexler	11/23/2016	6,000	(2)	$497,940	27,000	(3)	$2,240,730
	11/30/2017	10,000	(4)	$829,900	10,000	(5)	$829,900
	10/25/2018	8,550	(6)	$709,565	3,848	(7)	$319,304
	10/25/2018	7,200	(8)	$597,528
Paul A. Lang	11/23/2016	10,000	(2)	$829,900	45,000	(3)	$3,734,550
	11/30/2017	13,700	(4)	$1,136,963	13,700	(5)	$1,136,963
	10/25/2018	11,750	(6)	$975,133	5,288	(7)	$438,810
	10/25/2018	10,450	(8)	$867,246
John A. Ziegler, Jr.	11/23/2016	3,500	(2)	$290,465	15,750	(3)	$1,307,093
	11/30/2017	5,950	(4)	$493,791	5,950	(5)	$493,791
	10/25/2018	5,050	(6)	$419,100	2,273	(7)	$188,595
Robert G. Jones	11/23/2016	3,500	(2)	$290,465	15,750	(3)	$1,307,093
	11/30/2017	7,100	(4)	$589,229	7,100	(5)	$589,229
	10/25/2018	6,100	(6)	$506,239	2,745	(7)	$227,808

(1)
Amounts represent the market value of the time-based and performance-based RSU awards, which were calculated by multiplying the number of shares underlying the awards (assuming target attainment of the performance goal, in the case of the performance-based awards) by $82.99, which was the closing price of a share of common stock on December 31, 2018 (the last trading day of 2018).

(2)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest on November 23, 2019. The first tranche of the award, equal to one-third of the total award, vested on November 23, 2017. The second tranche of the award, equal to one-third of the award, vested on November 23, 2018.

(3)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming target attainment of the performance goal), which are scheduled to vest based on the level of attainment of the performance goal during the three-year performance period ending on November 23, 2019.

(4)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest on November 30, 2020.

(5)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming target attainment of the performance goal), which are scheduled to vest based on the level of attainment of the performance goal during the three-year performance period ending on November 30, 2020.

(6)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest on October 25, 2021.

(7)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming threshold attainment of the performance goal), which are scheduled to vest based on the level of attainment of the performance goal during the three-year performance period ending on October 25, 2021.

(8)
Amounts represent the retention RSU awards that are scheduled to vest as to 20% on October 25, 2019, 30% on October 25, 2020, and 50% on October 25, 2021.

Option Exercises and Stock Vested for the Year Ended December 31, 2018

        The following table shows information relating to the value realized by our NEOs as a result of the vesting of their restricted stock unit awards during 2018. Our NEOs did not exercise any stock options in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John W. Eaves	19,000	$1,560,280
John T. Drexler	6,000	$492,720
Paul A. Lang	10,000	$821,200
John A. Ziegler, Jr.	3,500	$287,420
Robert G. Jones	3,500	$287,420

(1)
Amounts shown represent the value realized upon vesting of outstanding stock awards calculated by multiplying the number of shares that vested by the fair market value of our common stock on the date of vesting. None of the vested shares were sold or otherwise divested except as needed to net settle shares to pay taxes. The retained shares have vested but will not settle and be issued to the NEOs until the completion of the three-year period on November 23, 2019.

Pension Benefits

        Defined Benefit Pension Plan.    We sponsor a defined benefit pension plan covering all of our eligible employees, including our NEOs. We froze our pension plan on December 31, 2014. No participants earn any service credit after such date. Under the plan, a cash balance account was established for each participant. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65. We credit each participant's cash balance account with an interest amount based on the U.S. Treasury rate, subject to an annual minimum rate of 4.25%.

        Supplemental Retirement Plan.    We sponsor a supplemental retirement plan covering all of our eligible employees, including our NEOs, whose retirement benefits under our defined benefit pension plan are limited by the Internal Revenue Code. We froze our supplemental retirement plan on December 31, 2014. Subject to the limitations contained in the Code, benefits under the supplemental retirement plan will be paid six months after termination in a lump sum.

        The following table shows information relating to the accumulated benefits to which the NEOs were entitled under our defined benefit pension plans as of December 31, 2018:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John W. Eaves	Arch Coal, Inc. Retirement Account Plan	36	$1,724,805	—
	Arch Coal, Inc. Supplemental Retirement Plan	36	$685,059	—
John T. Drexler	Arch Coal, Inc. Retirement Account Plan	21	$385,524	—
	Arch Coal, Inc. Supplemental Retirement Plan	21	$245,542	—
Paul A. Lang	Arch Coal, Inc. Retirement Account Plan	34	$1,092,086	—
	Arch Coal, Inc. Supplemental Retirement Plan	34	$483,232	—
John A. Ziegler, Jr.	Arch Coal, Inc. Retirement Account Plan	16	$308,462	—
	Arch Coal, Inc. Supplemental Retirement Plan	16	$56,592	—
Robert G. Jones	Arch Coal, Inc. Retirement Account Plan	27	$1,008,397	—
	Arch Coal, Inc. Supplemental Retirement Plan	27	$198,602	—

(1)
Under our defined benefit pension plans, certain of our NEOs have been credited with additional years of service attributable to employment with one or more predecessor entities as follows: Mr. Eaves — 15 years, Mr. Lang — 13 years, and Mr. Jones — 6 years.

(2)
Amounts shown for each NEO represent the actuarial present value of the executive's accumulated benefit under our defined benefit pension plans as of December 31, 2018, computed in accordance with FASB ASC Topic 715. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 21, Employee Benefit Plans, to our consolidated financial statements for the year ended December 31, 2018 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in the Form 10-K.

Non-Qualified Deferred Compensation

        We maintain a deferred compensation plan that historically has allowed eligible employees to defer receipt of their base salaries and/or incentive awards until the dates elected by the employees. We have not allowed deferrals under the plan since 2015. The cash amounts previously deferred are invested in accounts that mirror the gains and/or losses of a number of different investment funds. These investment funds are substantially similar to the investment alternatives offered to participants in our 401(k) plan. The plan has never offered any above-market rates of return to any of our NEOs. Participants are always vested in their deferrals under the plan and any related earnings.

        Under the plan, we credit each participant's account with the number of units equal to the number of shares or units that the participant could purchase or receive with the amount of compensation deferred under the plan on the date we credit the participant's account, based upon the fair market value of the underlying investment on that date. We will pay the amount of compensation deferred under the plan to the participant (or to their designated beneficiary in the event of death) in annual installments or in a lump sum, at the participant's election, following the participant's termination of employment or on the date or dates specified by the participant in his payment election. The amount we pay will be based on the number of units credited to each participant's account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a participant the amount of compensation deferred under the plan prior to the date the participant initially elected to receive payment if we determine that the employee has a demonstrated financial hardship.

        The following table shows information relating to the activity in the deferred compensation plan accounts for the NEOs during 2018:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last Fiscal Year End ($)
John W. Eaves	—	—	$(296,961)	—	$2,346,665
John T. Drexler	—	—	$(9,035)	$(191)	$71,382
Paul A. Lang	—	—	$(57,394)	$(53,980)	$724,915
John A. Ziegler, Jr.	—	—	$76	$(14,931)	$9,238
Robert G. Jones	—	—	$(84,467)	—	$776,584

(1)
Reflects amounts distributed on the specified dates elected by the NEOs prior to the deferral dates.

Potential Payments upon Termination of Employment or Change in Control

        We maintain certain agreements or arrangements with each of our NEOs and other executives that provide for the payment or acceleration of certain benefits in the event that the executive's employment is terminated under certain circumstances or following a change in control. In addition to the benefits described below, the NEOs would also be entitled to receive certain benefits under our defined benefit and pension plan, supplemental retirement plan and non-qualified deferred compensation plan. See the subsection entitled "Pension Benefits" for more information on the benefits accumulated under our defined benefit pension plan and our supplemental retirement plan that are attributable to each of the NEOs and the subsection entitled "Non-Qualified Deferred Compensation" for more information on the aggregate balance maintained under our deferred compensation plan by each of the NEOs.

        Our NEOs' change in control agreements provide "double trigger" payments on involuntary termination of employment in connection with a change in control.

  Potential Payments upon Termination of Employment

        We maintain change in control agreements with our NEOs and other executives. Under the change in control agreements, we may be required to provide compensation in the event of a termination of employment or a change in control of the Company. As a condition to each executive's entitlement to receive payments under the change in control agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements.

        Voluntary termination and termination for cause —  Each of the NEOs may terminate his employment at any time. In addition, we may terminate the employment of the NEOs for cause for any of the following reasons:

  •
  a willful and continual failure to perform his duties;

  •
  gross misconduct that is materially and demonstrably detrimental to us; or

  •
  the commission of a felony.

        Under the terms of the change in control agreements, if we terminate an executive's employment for cause or if an executive voluntarily terminates his employment, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary.

        The RSU award agreements provide that, if an executive voluntarily terminates his employment (other than for good reason or due to retirement), his unvested RSUs will be forfeited. If we terminate an executive's employment for cause, his RSUs, whether vested or unvested, will be forfeited.

        Involuntary termination prior to a change in control —  Under the change in control agreements, each of the NEOs may be entitled to certain benefits on an involuntary termination. If we terminate an executive without cause prior to a change in control, then under the terms of the change in control agreement we will pay the executive a lump sum cash amount equal to the following:

  •
  one times (two times for Mr. Eaves) the executive's highest annual base salary during the preceding three years;

  •
  one times the higher of the executive's annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

  •
  a pro rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

  •
  12 times (18 times for Mr. Eaves) the effective monthly COBRA rate;

  •
  12 times (24 times for Mr. Eaves) the applicable monthly life insurance premium rate;

  •
  the matching contribution under our defined contribution plan and executive deferred compensation plan and the annual interest credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 12 months (24 months for Mr. Eaves); and

  •
  the value of any unused vacation time.

        Also, we have agreed to reimburse the NEOs for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Eaves), and the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Eaves).

        The RSU award agreements provide for the following treatment of the awards if an NEO's employment is terminated by us without cause or by the NEO for good reason:

  •
  For the time-based RSU awards granted in 2016, the one-third portion of the RSU that was scheduled to vest on the next annual vesting date will vest as of the date of such termination. The vested portion of the award will be settled in shares on the third anniversary of the grant date or, if earlier, the first anniversary of such termination.

  •
  For the time-based RSU awards granted in 2017 and 2018, a prorated portion of the RSU will vest (based on the portion of the three-year vesting period that the NEO was employed) as of the date of such termination, and any remaining unvested portions will be forfeited. The vested portion of the award will be settled in shares on the date of such termination.

  •
  For the performance-based RSU awards, the service condition will be deemed attained with respect to a prorated portion of the RSUs (based on the portion of the three-year performance period that the NEO was employed), and such prorated portion of the award will remain subject to the VWAP performance condition. The remaining portion of the award will be forfeited.

        The retention awards granted to Messrs. Eaves, Drexler and Lang in October 2018 provide for the following treatment if the executive's service with us is terminated by us without cause or by the executive for good reason:

  •
  For the cash-based retention award, any unpaid portion of the award will be paid within 35 days following the effective date of such termination.

  •
  For the retention RSU award, the unvested portion of the RSUs will vest in full and be settled in shares.

        The following table shows the amounts that each of the NEOs would have received if we had terminated his employment for reasons other than cause prior to a change in control on December 31, 2018.

	John W. Eaves	John T. Drexler	Paul A. Lang	John A. Ziegler, Jr.	Robert G. Jones
Cash payments:
Cash severance	$3,894,605	$1,374,602	$1,792,499	$743,103	$891,724
Healthcare coverage	$27,712	$26,514	$26,514	26,514	$18,475
Life insurance premiums	$75,120	$8,040	$22,776	$10,044	$33,804
Incentive awards(1)	$2,203,750	$963,150	$1,305,000	$506,250	$607,500
Retention awards	$750,000	$575,000	$340,000	$0	$0
Retirement benefits	$806,091	$162,913	$257,131	$93,711	$153,270
Financial counseling and outplacement services	$30,000	$20,000	$20,000	$20,000	$20,000
Accrued vacation	—	—	—	—	—
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$3,704,413	$1,440,104	$2,169,484	$495,331	$535,308
Restricted stock units (performance-based)	$3,508,949	$1,169,428	$1,885,491	$696,194	$723,230

Total	$15,000,640	$5,739,751	$7,818,895	$2,591,147	$2,983,311

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards or our long-term cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $82.99 (which was the closing price on the last trading day of 2018). In addition, for the performance-based awards, we have assumed that the performance goals were achieved at the following levels: 60.70% for the 2016 award and 71.20% for the 2017 award, both of which reflect the percentages that would have been achieved based on the VWAP calculations up through December 31, 2018, and 45.00% for the 2018 award, which reflects threshold performance although such performance level had not yet been achieved as of December 31, 2018. The award agreements provide that, upon termination for reasons other than cause prior to a change in control, the performance-based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the highest VWAP in the stated performance periods).

        Termination in connection with a change in control —  Under the change in control agreements, each of the NEOs may be entitled to certain benefits if we terminate the executive's employment for reasons other than cause following a change in control or if the executive terminates his employment for "good reason" (as defined in the executive's change in control agreement) during the two years following a change in control.

        The change in control agreements define a "change in control" to mean any of the following:

  •
  a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets;

  •
  the approval by our stockholders of a plan of liquidation or dissolution; or

  •
  the failure of our directors to constitute a majority of our Board at any time during any two consecutive years.

        If we terminate an NEO for reasons other than cause following a change in control or if the NEO terminates his employment for good reason during the two years following a change in control, then, under the terms of the change in control agreement, we will pay the executive a lump sum cash amount equal to the following:

  •
  two times (three times for Mr. Eaves) the executive's highest annual base salary during the preceding three years;

  •
  two times (three times for Mr. Eaves) the higher of the executive's annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

  •
  the full amount of any long-term cash and equity-based awards and a pro rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

  •
  18 times the effective monthly COBRA rate;

  •
  24 times (36 times for Mr. Eaves) the applicable monthly life insurance premium rate;

  •
  the matching contribution under our defined contribution plan and non-qualified executive deferred compensation plan and the annual interest credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 24 months (36 months for Mr. Eaves); and

  •
  the value of any unused vacation time.

        Also, we have agreed to reimburse each NEO for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Eaves), and the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Eaves).

        The RSU award agreements provide for accelerated vesting immediately on a change in control (see below under "Potential Payments upon Change in Control"). As a result, the NEOs would not receive any additional benefits with respect to their RSUs on termination of employment following a change in control.

        The retention awards granted to Messrs. Eaves, Drexler and Lang in October 2018 provide for accelerated vesting immediately on a change in control (see below under "Potential Payments upon Change in Control"). As a result, these executives would not receive any additional benefits with respect to their retention awards on termination of service following a change in control.

        The following table shows the amounts each NEO would have received if we had terminated his employment on December 31, 2018 for reasons other than cause following a change in control or if the NEO had terminated his employment for good reason on December 31, 2018 following a change in control:

	John W. Eaves	John T. Drexler	Paul A. Lang	John A. Ziegler, Jr.	Robert G. Jones
Cash payments:
Cash severance	$8,608,815	$2,749,204	$3,584,998	$1,486,206	$1,783,448
Healthcare coverage	$27,712	$39,771	$39,771	$39,771	$27,712
Life insurance premiums	$112,680	$16,080	$45,552	$20,088	$67,608
Incentive awards(1)	$1,127,500	$488,750	$652,500	$225,000	$270,000
Retention awards	$750,000	$575,000	$340,000	$0	$0
Retirement benefits	$1,231,062	$331,283	$523,341	$190,449	$311,906
Financial counseling and outplacement services	$40,000	$30,000	$30,000	$30,000	$30,000
Accrued vacation	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units (time-based)	—	—	—	—	—
Restricted stock units (performance-based)	—	—	—	—	—

Total	$11,897,769	$4,230,088	$5,216,162	$1,991,514	$2,490,674

(1)
For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards. Payouts under performance units would be triggered under a change in control and, accordingly, we have not included those payouts in the table above. Instead, payouts under performance units have been included in the table below under the heading "Potential Payments upon Change in Control."

        Death or disability —  The change in control agreements provide that, in the event an NEO's employment is terminated as a result of his death or disability, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. Any performance units held by the executive will vest based on the portion of the vesting period that preceded such termination, subject to attainment of the applicable performance goals.

        The RSU award agreements provide for the following treatment of the awards if an NEO's employment is terminated as a result of his death or disability:

  •
  For the time-based RSU award, the RSUs will vest in full and be settled in shares as of the date of such termination.

  •
  For the performance-based RSU award, the service condition will be deemed attained with respect to 100% of the RSUs and the award will remain subject to the VWAP performance condition.

        The retention awards granted to Messrs. Eaves, Drexler and Lang in October 2018 provide for the following treatment if the executive's service with us is terminated as a result of his death or disability:

  •
  For the cash-based retention award, any unpaid portion of the award will be paid within 35 days following the effective date of such termination.

  •
  For the retention RSU award, the unvested portion of the RSUs will vest in full and be settled in shares.

        The following table shows the amounts each NEO would have received if his employment had terminated on December 31, 2018 as a result of his death or disability:

	John W. Eaves	John T. Drexler	Paul A. Lang	John A. Ziegler, Jr.	Robert G. Jones
Cash payments:
Cash severance	—	—	—	—	—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	$2,203,750	$963,150	$1,305,000	$506,250	$607,500
Retention awards	$750,000	$575,000	$340,000	$0	$0
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued vacation	—	—	—	—	—
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$6,406,828	$2,634,933	$3,809,241	$1,203,355	$1,385,933
Restricted stock units (performance-based)	$6,364,538	$2,270,067	$3,514,858	$1,333,431	$1,440,567

Total	$15,725,116	$6,443,150	$8,969,099	$3,043,036	$3,434,000

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards or our long-term cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $82.99 (which was the closing price on the last trading day of 2018). In addition, for the performance-based awards, we have assumed that the performance goals were achieved at the following levels: 60.70% for the 2016 award and 71.20% for the 2017 award, both of which reflect the percentages that would have been achieved based on the VWAP calculations up through December 31, 2018, and 45.00% for the 2018 award, which reflects threshold performance although such performance level had not yet been achieved as of December 31, 2018. The award agreements provide that, upon death or disability, the performance-based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the highest VWAP in the stated performance periods).

        Retirement —  The change in control agreements provide that, in the event an NEO's employment is terminated as a result of his retirement, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. Any performance units held by the executive will vest based on the portion of the vesting period that preceded such termination, subject to attainment of the applicable performance goals.

        The RSU award agreements provide for the following treatment of the awards if an NEO's employment is terminated as a result of his retirement:

  •
  For the time-based RSU awards, a prorated portion of the RSU will vest (based on the portion of the three-year vesting period that the NEO was employed) as of the date of such termination, and any remaining unvested portions will be forfeited.

  •
  For the performance-based RSU award, the service condition will be deemed attained with respect to a prorated portion of the RSUs (based on the portion of the three-year performance period that the NEO was employed), and such prorated portion of the award will remain subject to the VWAP performance condition. The remaining portion of the award will be forfeited.

        With respect to the retention awards granted to Messrs. Eaves, Drexler and Lang in October 2018, any unpaid or unvested portion of the awards will be forfeited if the executive's service is terminated as a result of his retirement.

        The following table shows the amounts each NEO would have received if his employment had terminated on December 31, 2018 as a result of his retirement:

	John W. Eaves	John T. Drexler	Paul A. Lang	John A. Ziegler, Jr.	Robert G. Jones
Cash payments:
Cash severance	—	—	—	—	—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	$2,203,750	$963,150	$1,305,000	$506,250	$607,500
Retention awards	—	—	—	—	—
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued vacation	—	—	—	—	—
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$947,497	$397,840	$561,013	$235,902	$275,879
Restricted stock units (performance-based)	$3,508,949	$1,169,428	$1,885,491	$696,194	$723,230

Total	$6,660,196	$2,530,418	$3,751,504	$1,438,346	$1,606,609

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards or our long-term cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $82.99 (which was the closing price on the last trading day of 2018). In addition, for the performance-based awards, we have assumed that the performance goals were achieved at the following levels: 60.70% for the 2016 award and 71.20% for the 2017 award, both of which reflect the percentages that would have been achieved based on the VWAP calculations up through December 31, 2018, and 45.00% for the 2018 award, which reflects threshold performance although such performance level had not yet been achieved as of December 31, 2018. The award agreements provide that, upon retirement, the performance-based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the highest VWAP in the stated performance periods).

  Potential Payments upon Change in Control

        The RSU award agreements provide for the following treatment of the awards on a change in control:

  •
  For the time-based RSU awards, the award will fully vest.

  •
  For the performance-based RSU awards, the service condition will be deemed attained with respect to 100% of the RSUs. The level of attainment of the VWAP performance condition will be determined based on the greater of (i) the price or implied price per share of our common stock in such change in control or (ii) the highest VWAP for any period of 90 trading days or 45 trading days, depending on the RSU award, during the portion of the three-year performance period ending on the day prior to such change in control. To the extent that the award vests, the award will be settled as of the date of such change in control.

        The retention awards granted to Messrs. Eaves, Drexler and Lang in October 2018 provide for the following treatment of the awards on a change in control:

  •
  For the cash-based retention award, any unpaid portion of the award will be paid within 30 days following the change in control.

  •
  For the retention RSU award, the unvested portion of the RSUs will vest in full and be settled in shares on the date of such change in control.

        Under the terms of the Arch Coal, Inc. 2016 Omnibus Incentive Plan, a change in control means any of the following:

  •
  the acquisition by any person of more than 50% of our outstanding common stock;

  •
  a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets;

  •
  our stockholders approve a plan or proposal for our liquidation or dissolution; or

  •
  during a period of two consecutive years, continuing directors cease to constitute a majority of the Board.

        The following table shows the amounts each NEO would have received if we had undergone a change in control on December 31, 2018:

	John W. Eaves	John T. Drexler	Paul A. Lang	John A. Ziegler, Jr.	Robert G. Jones
Cash payments:
Cash severance	—	—	—	—	—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	$2,203,750	$963,150	$1,305,000	$506,250	$607,500
Retention awards	$750,000	$575,000	$340,000	$0	$0
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued vacation	—	—	—	—	—
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$6,406,828	$2,634,933	$3,809,241	$1,203,355	$1,385,933
Restricted stock units (performance-based)	$6,364,538	$2,270,067	$3,514,858	$1,333,431	$1,440,567

Total	$15,725,116	$6,443,150	$8,969,099	$3,043,036	$3,434,000

(1)
For purposes of estimating the amounts payable by us under performance unit awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $82.99 (which was the closing price on the last trading day of 2018). In addition, for the performance-based awards, we have assumed that the performance goals were achieved at the following levels: 60.70% for the 2016 award and 71.20% for the 2017 award, both of which reflect the percentages that would have been achieved based on the VWAP calculations up through December 31, 2018, and 45.00% for the 2018 award, which reflects threshold performance although such performance level had not yet been achieved as of December 31, 2018.

Pay Ratio Disclosure

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

        There were no changes to the employee population or compensation programs from 2017 to 2018 that would significantly impact our pay ratio disclosure. As a result, we are using the same median employee identified in the CEO Pay Ratio disclosure included in our 2018 proxy statement. This employee represented the median employee following an examination of the W-2 reported earnings for all employees who were employed by us on October 1, 2017, excluding our CEO. We included all employees in this analysis, whether employed on a full-time or part-time basis, and annualized the earnings for any employee who was hired after January 1 or had a break in employment between January 1, 2017 and October 1, 2017.

        The median employee is a full-time hourly employee who works in our eastern operations and had no change in role and no significant change to compensation from 2017 to 2018. For the median employee, we calculated the annual total compensation for such employee for 2018 using the same methodology we used for our NEOs as set forth in the 2018 Summary Compensation Table earlier in this section.

        For 2018, the value of the annual total compensation of this employee was $103,884, and the annual total compensation of our CEO was $9,227,715. The resulting pay ratio is 89:1.

DIRECTOR COMPENSATION

        Our director compensation program is designed to compensate our non-employee directors for the amount of work required for a company of our size and scope and to align the interests of our non-employee directors with the long-term interests of our stockholders and other stakeholders.

        The Committee annually reviews the compensation structure and amounts for our non-employee directors. From time to time, the Committee engages a compensation consultant to provide survey or proxy benchmarking data on the structure and amount of director compensation for the Company's peer group. During 2018, the Committee retained LB to conduct such a benchmarking analysis. Based upon the analysis and guidance from LB, the Committee recommended that the Board not make any changes to the Company's director compensation program. The Committee believes the amount of compensation provided is reasonable for the amount of work required by our non-employee directors, and the elements of this program align the interests of our non-employee directors with the long-term interests of our stockholders.

        Compensation of Our Board.    The compensation structure for our non-employee directors for 2018 is set forth below:

Annual Board Retainers

Independent Board Member annual retainer	$100,000
Additional retainer — Independent Chairman of the Board	$40,000
Additional retainer — Chairman of the Audit Committee	$25,000
Additional retainer — Member of the Audit Committee	$15,000
Additional retainer — Chairman of the Personnel and Compensation Committee	$15,000
Additional retainer — Member of the Personnel and Compensation Committee	$10,000
Additional retainer — Chairman of the Nominating Committee	$10,000
Additional retainer — Member of the Nominating Committee	$5,000
Chairman equity grant(1)	$175,000
Non-Chairman equity grant(1)	$125,000

(1)
Represents an award of restricted stock units with respect to a number of shares of our common stock that is determined by dividing this dollar amount by the fair market value of a share on the grant date. The award vests in full on the earlier of (i) the first anniversary of the grant date, (ii) the date of the non-employee director's termination of service due to death or disability and (iii) the date of a change of control; provided, that a prorated portion of award shall vest in the event of the non-employee director's termination of service by the Company without cause or by the non-employee director for any or no reason. Vested shares are settled and delivered on the earlier of the third anniversary of the date of the director's separation of service from the Board or the date of a change of control.

        The following table sets forth 2018 compensation for each director (other than Mr. Eaves).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
James N. Chapman	$165,000	$175,000	$340,000
Patrick J. Bartels, Jr.(3)	$120,000	$125,000	$245,000
Sherman K. Edmiston III	$115,000	$125,000	$240,000
Patrick A. Kriegshauser	$125,000	$125,000	$250,000
Richard A. Navarre(4)	$118,332	$125,000	$243,332
Scott D. Vogel(5)	$110,000	$125,000	$235,000

(1)
Reflects the annual cash retainer earned by each director for 2018. The retainer is paid monthly in arrears.

(2)
Amounts represent the aggregate grant date fair value of the restricted stock unit portion of the non-employee director annual retainer granted under the Arch Coal, Inc. 2016 Omnibus Incentive Plan. We have determined the grant date fair value in accordance with FASB ASC Topic 718. The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 19, Stock Based Compensation and Other Incentive Plans, to our consolidated financial statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K.

The aggregate number of shares of restricted stock units held by directors as of December 31, 2018 was: Mr. Chapman: 4,150; Mr. Bartels: 1,450; Mr. Edmiston: 2,950; Mr. Kriegshauser: 2,950; Mr. Navarre: 2,950; and Mr. Vogel: 2,950.

(3)
Mr. Bartels served as a managing principal at Monarch Alternative Capital LP, which is one of the Company's largest stockholders, until December 1, 2018. While employed by Monarch, Mr. Bartels elected to have his compensation paid directly to Monarch. Accordingly, $110,000 of Mr. Bartel's cash retainer for 2018 was paid to Monarch and $10,000 was paid to Mr. Bartels. Mr. Bartels received his 2018 RSU award on December 4, 2018.

(4)
Mr. Navarre joined the Nominating and Corporate Governance Committee on May 1, 2018; therefore, his cash retainer has been prorated for that additional amount.

(5)
Mr. Vogel is not standing for re-election at the Annual Meeting.

        Stock Ownership Guidelines.    In order to align the interests of our non-employee directors with the long-term interests of our stockholders, the Board has adopted stock ownership guidelines for non-employee directors. Each newly elected non-employee director is expected to satisfy this goal within five years of becoming a director.

        Under the guidelines, each non-employee director is required to own a number of shares of our common stock equal in value to three times the value of the annual retainer. Each non-employee director's ownership is reviewed annually, with each share of common stock held by a non-employee director being valued at the Company's average closing price for the 90 days prior to the measurement date. In the event that a non-employee director does not meet the applicable guideline at any time after the initial five-year period, the director is required to hold a minimum of 67% of the net shares resulting from any future vesting of restricted stock or restricted stock units until the guideline is met.

 PERSONNEL AND COMPENSATION COMMITTEE REPORT

        The Personnel and Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the Board of Directors. The Committee also reviews and makes recommendations for all compensation payments to our chief executive officer and other executives, which are approved by the Board of Directors as a whole.

        The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section of this proxy statement entitled "Executive Compensation — Compensation Discussion and Analysis." Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, including the disclosures contained in the section entitled "Compensation Discussion and Analysis" in this proxy statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

                      PERSONNEL AND COMPENSATION COMMITTEE

                      James N. Chapman, Chairman
                      Patrick J. Bartels, Jr.
                      Scott D. Vogel

        The material contained in this Personnel and Compensation Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Personnel and Compensation Committee Report by reference therein.

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors as set forth in its charter. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee has reviewed the Company's audited consolidated financial statements and has met with and held discussions with management, the Company's internal auditors and with Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of the Company's accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

        The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter prescribed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited consolidated financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as the Company's independent registered public accounting firm for 2019.

        While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

                      AUDIT COMMITTEE

                      Patrick A. Kriegshauser, Chairman
                      Sherman K. Edmiston III
                      Richard A. Navarre

        The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2018, regarding the number of shares of common stock that may be issued under the Company's equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	887,602	(1)	$0	2,094,352	(2)
Equity compensation plans not approved by security holders	—		$—	—

Total	887,602		$0	2,094,352

(1)
Represents the number of shares of our common stock underlying restricted stock unit awards granted under the Arch Coal, Inc. 2016 Omnibus Incentive Plan (assuming maximum attainment of the share price performance goal, in the case of performance-based awards).

(2)
Represents the number of shares of our common stock available for issuance under the Arch Coal, Inc. 2016 Omnibus Incentive Plan. This number does not include the shares that are issuable on vesting and settlement of the outstanding restricted stock unit awards.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 7, 2019, information concerning the beneficial ownership of our common stock by each director, each of the executives named in this proxy statement and all current directors and executive officers as a group. Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below:

Name of Beneficial Owner	Number of Actual Shares Owned Directly or Indirectly(1)	Options Exercisable Within 60 Days	Amount and Nature of Beneficial Ownership	Percent of Class	Other Stock-Based Items(2)	Total Stock-Based Ownership
John W. Eaves, Chief Executive Officer and Director	40,122	—	40,122	0%	204,650	244,772
James N. Chapman, Chairman	3,474	—	3,474	0%	1,900	5,374
Patrick J. Bartels, Jr., Director	—	—	—	—	1,450	1,450
Sherman K. Edmiston III, Director	2,474	—	2,474	0%	1,350	3,824
Robert B. Hamill, Director	—	—	—	—	950	950
Holly Keller Koeppel, Director	—	—	—	—	950	950
Patrick A. Kriegshauser, Director	3,190	—	3,190	0%	1,350	4,540
Richard A. Navarre, Director	2,474	—	2,474	0%	1,350	3,824
Scott D. Vogel, Director(3)	3,190	—	3,190	0%	1,350	4,540
John T. Drexler, Senior Vice President and Chief Financial Officer	13,069	—	13,069	0%	77,300	90,369
Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary	7,930	—	7,930	0%	45,650	53,580
Paul A. Lang, President and Chief Operating Officer	21,368	—	21,368	0%	116,350	137,718
John A. Ziegler, Jr., Chief Commercial Officer	7,724	—	7,724	0%	41,250	48,974
All of our directors and executive officers as a group (15 persons)	110,233	—	110,233	0%	538,425	648,658

(1)
Includes shares of our common stock and, for executive officers, it also includes time-based restricted stock units that vested but have not settled.

(2)
Includes, for directors, unvested time-based restricted stock units. Includes, for executive officers, unvested time- and performance-based restricted stock units (assuming, in the case of performance-based units, maximum attainment of the specified share price performance goal). While restricted stock units may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(3)
Mr. Vogel is not standing for re-election at the Annual Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows all persons or entities that we know were "beneficial owners" of more than five percent of our common stock on March 7, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
OppenheimerFunds, Inc.(2)	3,616,192	20.76%
225 Liberty Street New York, NY 10281
The Vanguard Group(3)	1,629,717	9.35%
100 Vanguard Blvd. Malvern, PA 19355
Monarch Alternative Capital LP(4)	1,558,732	8.94%
535 Madison Avenue New York, NY 10022
BlackRock Inc.(5)	1,249,939	7.17%
55 East 52nd Street New York, NY 10055
Dimensional Fund Advisors LP(6)	1,001,146	5.74%
Building One 6300 Bee Cave Road Austin, TX 78746

(1)
Based on 17,419,096 shares of common stock outstanding as of March 7, 2019.

(2)
Based on its filings with the SEC, OppenheimerFunds, Inc. has shared voting power over 3,616,192 shares of our common stock and shared dispositive power over 3,616,192 shares of our common stock.

(3)
Based on its filings with the SEC, The Vanguard Group, Inc. has sole voting power over 17,915 shares of our common stock, has shared power to vote over 4,600 shares of our common stock, sole dispositive power over 1,609,223 shares of our common stock and shared dispositive power over 20,494 shares of our common stock.

(4)
Based on its filings with the SEC, Monarch Alternative Capital LP has shared voting power and shared dispositive power over our common stock in the following amounts: Monarch Alternative Capital LP has shared voting power over 1,558,732 shares of our common stock and shared dispositive power over 1,558,732 shares of our common stock; MDRA GP LP has shared voting power over 1,558,732 shares of our common stock and shared dispositive power over 1,558,732 shares of our common stock; and Monarch GP LLC has shared voting power over 1,558,732 shares of our common stock and shared dispositive power over 1,558,732 shares of our common stock.

(5)
Based on its filings with the SEC, Blackrock Inc. has the sole voting power over 1,223,228 shares of our common stock and sole dispositive power over 1,249,939 shares of our common stock.

(6)
Based on its filings with the SEC, Dimensional Fund Advisors LP has the sole voting power over 962,853 shares of our common stock and sole dispositive power over 1,001,146 shares of our common stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons beneficially holding more than 10% of the Company's common stock to report their ownership of common stock and any changes in that ownership to the SEC and the New York Stock Exchange. The SEC has established specific due dates for these reports, and the Company is required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to the Company and written representations that no other such statements were required, the Company believes that all such reports of the Company's directors and executive officers were filed on a timely basis.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Review and Approval of Transactions with Related Persons

        In determining whether to approve, ratify or disapprove of the Company's entry into a transaction with a related party, our Board considers all relevant facts and circumstances and takes into account, among other factors:

  •
  whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  •
  whether the transaction would impair the independence of an outside director; and

  •
  whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

  Transactions with Related Persons

  Registration Rights Agreement

        On November 17, 2016, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with Monarch Alternative Capital LP and certain other affiliated funds (collectively, "Monarch"). Pursuant to the Registration Rights Agreement, the Company has agreed that, upon Monarch's request, it will file a registration statement to permit Monarch to sell shares of the Company's Class A Common Stock. Demands for registration by Monarch are subject to (i) a minimum aggregate proceeds size of $35 million, (ii) a limit of one demand per any six-month period and (iii) a limit of three demands in the aggregate. If the Company is eligible to use Form S-3, Monarch has the right to request that the Company file a shelf registration statement. Monarch's right to sell shares pursuant to the shelf registration statement is subject to the same limitations described above for demand registration rights. If the Company undertakes a registered public offering (subject to customary exceptions), the Company must notify Monarch and offer it the opportunity to participate in such offering, subject to customary cutback rights. Monarch's registration rights are subject to customary blackout restrictions. The Registration Rights Agreement also provides restrictions on Monarch's ability to transfer ownership of its Class A Common Stock to competitors, with certain exceptions, set forth in the Registration Rights Agreement.

        The Company has agreed to pay customary expenses associated with any registration under the Registration Rights Agreement, but excluding underwriting discounts and commissions.

        The Registration Rights Agreement terminates in the event (i) Monarch provides written notification of termination to the Company, (ii) Monarch's shares of Class A Common Stock subject to the Registration Rights Agreement have been sold and are freely tradeable, or (iii) Monarch owns less than 5% of the outstanding Class A Common Stock.

 STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

        If you wish to submit proposals for possible inclusion in the Company's 2020 proxy materials, the Company must receive them at its principal executive offices no later than the close of business on November 19, 2019. Proposals should be addressed to Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. If you wish to include a nominee for director in the Company's 2020 proxy statement pursuant to the proxy access provisions of the Company's Bylaws, and you meet the qualifications set forth in the Company's Bylaws, your notice must be delivered not earlier than January 3, 2020 and not later than February 2, 2020. If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2020 annual meeting of stockholders, the Company's Bylaws provide that:

  •
  you must notify the Company's secretary in writing;

  •
  your notice must have been received at the Company's headquarters not earlier than January 3, 2020 and not later than February 2, 2020; and

  •
  your notice must contain the specific information required in the Company's Bylaws.

        The Company will send copies of these requirements to any stockholder who writes to the Company requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2020 annual meeting of stockholders without submitting them for possible inclusion in the Company's 2020 proxy materials.

 INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 2, 2019

        The notice of Annual Meeting, proxy statement and the Company's 2018 annual report may be viewed online under the "Investors" section located on the Company's website at archcoal.com. Information on the Company's website does not constitute part of this proxy statement. You may find more information about the date, time and location of the Annual Meeting, as well as the items to be voted on by stockholders at the Annual Meeting, in the section of this proxy statement entitled "Proxy Highlights." There, you will also find information about attending the Annual Meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

        If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact the Company's transfer agent by accessing your account at amstock.com and selecting "Shareholder Account Access." If you hold shares of the Company's common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

PROXY SOLICITATION

        The Company is paying the cost of preparing, printing, and mailing these proxy materials. The Company will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

        Proxies will be solicited by mail and also may be solicited by the Company's executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. The Company will also pay fees of approximately $18,000 to D.F. King & Co., Inc. to assist in soliciting proxies on behalf of the Company. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred.

By Order of the Board of Directors,
/s/ ROBERT G. JONES Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

March 18, 2019

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 1, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you received proxy materials in the mail and would like to reduce the costs incurred by Arch Coal, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 1, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arch Coal, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on May 2, 2019. STOCKHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. You must register to attend the Annual Meeting and request an admission ticket before April 25, 2019. An admission ticket and valid government-issued photo identification, such as a driver's license or passport, will be required to enter the meeting. Please bring the admission ticket to the meeting. If you do not have access to the Internet, you can register to attend the meeting by phone at 1-866-232-3037. ARCH COAL, INC. ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MO 63141 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E61874-P18048 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARCH COAL, INC. The Board of Directors recommends a vote "FOR" all nominees listed in proposal 1: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. !!! 1. Election of Directors Nominees: 01) 02) 03) 04) Patrick J. Bartels, Jr. James N. Chapman John W. Eaves Sherman K. Edmiston III 05) Robert B. Hamill 06) Holly Keller Koeppel 07) Patrick A. Kriegshauser 08) Richard A. Navarre The Board of Directors recommends a vote "FOR" proposal 2: For Against Abstain ! ! ! 2. Advisory approval of the Company's named executive officer compensation. The Board of Directors recommends a vote "FOR" proposal 3: ! ! ! 3. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019. NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed March 7, 2019 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the meeting. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 2, 2019: The www.proxyvote.com. 2019 Notice, Proxy Statement and Annual Report are available at E61875-P18048 One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2019 AT 10:00 AM CENTRAL TIME The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the Annual Meeting to be held on May 2, 2019 and accompanying Proxy Statement, and hereby appoints John W. Eaves and Robert G. Jones and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of Arch Coal, Inc., a Delaware corporation, that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders to be held on May 2, 2019, at 10:00 AM, Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR each of the director nominees listed in proposal 1 and FOR proposals 2 and 3. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: